Exhibit 4.5

                                 TRUST AGREEMENT

                                      among


                                HSB GROUP, INC.,
                                  as Depositor


                       THE FIRST NATIONAL BANK OF CHICAGO
                               as Property Trustee


                           FIRST CHICAGO DELAWARE INC.
                               as Delaware Trustee


                                       and


                    THE ADMINISTRATIVE TRUSTEES NAMED HEREIN


                           ---------------------------



                          Dated as of December 31, 1997


                           ---------------------------



                                 HSB CAPITAL II

                                 HSB CAPITAL II

                Certain Sections of this Trust Agreement relating
               to Sections 310 through 318 of the Trust Indenture
                                  Act of 1939:

Trust Indenture Act Section                            Trust Agreement Section

((ss.))  310    (a)(1).....................................     8.7
                (a)(2).....................................     8.7
                (a)(3).....................................     8.9
                (a)(4).....................................     2.7(a)(ii)
                (b)........................................     8.8
((ss.))  311    (a).......................................      8.13
                (b)........................................     8.13
((ss.))  312    (a)........................................     5.7
                (b)........................................     5.7
                (c)........................................     5.7
((ss.))  313    (a)........................................     8.15
                (a)(4).....................................     8.15
                (b)........................................     8.15
                (c)........................................     10.8
                (d)........................................     8.15(c)
((ss.))  314    (a)........................................     8.16
                (b)........................................     Not Applicable
                (c)(1).....................................     8.17
                (c)(2).....................................     8.17
                (c)(3).....................................     Not Applicable
                (d)........................................     Not Applicable
                (e)........................................     1.1, 8.17
((ss.))  315    (a)........................................     8.1(a), 8.3(a)
                (b)........................................     8.2, 10.8
                (c)........................................     8.1(a)
                (d)........................................     8.1, 8.3
                (e)........................................     Not Applicable
((ss.))  316    (a)........................................     Not Applicable
                (a)(1)(A)..................................     Not Applicable
                (a)(1)(B)..................................     Not Applicable
                (a)(2).....................................     Not Applicable
                (b)........................................     5.12
                (c)........................................     6.7
((ss.))  317    (a)(1).....................................     Not Applicable
                (a)(2).....................................     Not Applicable
                (b)........................................     5.9
((ss.))  318    (a)........................................     10.10

-----------------------
Note: This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Trust Agreement.

                               TABLE OF CONTENTS

                                                                        Page



                                    ARTICLE I

                                  DEFINED TERMS

SECTION 1.1. Definitions....................................................  1


                          ARTICLE II

               ESTABLISHMENT OF THE ISSUER TRUST

SECTION 2.1. Name     ....................................................... 11
SECTION 2.2. Office of the Delaware Trustee; Principal Place of Business....  11
SECTION 2.3. Initial Contribution of Trust Property; Organizational Expenses  11
SECTION 2.4. Issuance of the Capital Securities.............................  12
SECTION 2.5. Issuance of the Common Securities; Subscription and Purchase o f
                      Debentures............................................  12
SECTION 2.6. Declaration of Trust...........................................  12
SECTION 2.7. Authorization to Enter into Certain Transactions...............  13

SECTION 2.8. Assets of Trust................................................  16
SECTION 2.9. Title to Trust Property........................................  16


                          ARTICLE III

                        PAYMENT ACCOUNT

SECTION 3.1. Payment Account................................................. 16

                          ARTICLE IV

             DISTRIBUTIONS; REDEMPTION; CONVERSION

SECTION 4.1. Distributions................................................... 17
SECTION 4.2. Redemption...................................................... 18
SECTION 4.3. Conversion...................................................... 21
SECTION 4.4. Subordination of Common Securities.............................. 23

SECTION 4.5. Payment Procedures.............................................. 24
SECTION 4.6. Tax Returns and Reports......................................... 24
SECTION 4.7. Payment of Taxes, Duties, Etc. of the Issuer Trust.............. 24
SECTION 4.8. Payments under Indenture or Pursuant to Direct Actions.......... 24

                           ARTICLE V

                 TRUST SECURITIES CERTIFICATES
SECTION 5.1. Initial Ownership.............................................. 25
SECTION 5.2. The Trust Securities Certificates.............................. 25
SECTION 5.3. Execution and Delivery of Trust Securities Certificates........ 25
SECTION 5.4. Registration, Transfer and Exchange Generally; Certain Transfers
             and Exchanges; Securities Act Legends.......................... 26
SECTION 5.5. Mutilated, Destroyed, Lost or Stolen Trust Securities
             Certificates................................................... 29
SECTION 5.6. Persons Deemed Holders......................................... 30
SECTION 5.7. Access to List of Holders' Names and Addresses................. 30
SECTION 5.8. Maintenance of Office or Agency................................ 30
SECTION 5.9. Appointment of Paying Agents................................... 31
SECTION 5.10. Ownership of Common Securities by Depositor................... 31
SECTION 5.11. Restrictive Legends........................................... 32



                          ARTICLE VI

               ACTS OF HOLDERS; MEETINGS; VOTING

SECTION 6.1. Limitations on Voting Rights.....................................34
SECTION 6.2. Notice of Meetings...............................................35
SECTION 6.3. Meetings of Holders of the Capital Securities....................35
SECTION 6.4. Voting Rights....................................................36
SECTION 6.5. Proxies, etc.....................................................36
SECTION 6.6. Holder Action by Written Consent.................................36
SECTION 6.7. Record Date for Voting and Other Purposes........................36
SECTION 6.8. Acts of Holders..................................................37
SECTION 6.9. Inspection of Records............................................38

                          ARTICLE VII

                REPRESENTATIONS AND WARRANTIES

SECTION 7.1. Representations and Warranties of the Property Trustee and the
             Delaware Trustee................................................ 38
SECTION 7.2. Representations and Warranties of Depositor..................... 39

                                  ARTICLE VIII

                       THE ISSUER TRUSTEES; PAYING AGENTS

 SECTION 8.1. Certain Duties and Responsibilities.......................... 40
 SECTION 8.2. Certain Notices.............................................. 42
 SECTION 8.3. Certain Rights of Property Trustee........................... 43
 SECTION 8.4. Not Responsible for Recitals or Issuance of Securities....... 45


 SECTION 8.5. May Hold Securities.......................................... 45
 SECTION 8.6. Compensation; Indemnity; Fees................................ 45
 SECTION 8.7. Corporate Property Trustee Required; Eligibility of Issuer
              Trustees..................................................... 46
 SECTION 8.8. Conflicting Interests........................................ 47
 SECTION 8.9. Co-Trustees and Separate Trustee............................. 47
 SECTION 8.10. Resignation and Removal; Appointment of Successor........... 49
 SECTION 8.11. Acceptance of Appointment by Successor...................... 50
 SECTION 8.12. Merger, Conversion, Consolidation or Succession to Business. 51
 SECTION 8.13. Preferential Collection of Claims Against Depositor or
               Issuer Trust................................................ 51
 SECTION 8.14. Property Trustee May File Proofs of Claim................... 51
 SECTION 8.15. Reports by Property Trustee................................. 52
 SECTION 8.16. Reports to the Property Trustee............................. 53
 SECTION 8.17. Evidence of Compliance with Conditions Precedent............ 53
 SECTION 8.18. Number of Issuer Trustees................................... 53
 SECTION 8.19. Delegation of Power......................................... 53
 SECTION 8.20. Appointment of Administrative Trustees...................... 54

                           ARTICLE IX

               DISSOLUTION, LIQUIDATION AND MERGER
 SECTION 9.1. Dissolution Upon Expiration Date............................. 54
 SECTION 9.2. Early Dissolution............................................ 55
 SECTION 9.3. Termination.................................................. 55
 SECTION 9.4. Liquidation.................................................. 55
 SECTION 9.5. Mergers, Consolidations, Amalgamations or Replacements of
              Issuer Trust................................................. 57

                            ARTICLE X

                    MISCELLANEOUS PROVISIONS

 SECTION 10.1. Limitation of Rights of Holders............................. 58
 SECTION 10.2. Amendment................................................... 58
 SECTION 10.3. Separability................................................ 59
 SECTION 10.4. Governing Law............................................... 59

 SECTION 10.5. Payments Due on Non-Business Day............................. 60
 SECTION 10.6. Successors................................................... 60
 SECTION 10.7. Headings..................................................... 60
 SECTION 10.8. Reports, Notices and Demands................................. 60
 SECTION 10.9. Agreement Not to Petition.................................... 61
 SECTION 10.10. Trust Indenture Act; Conflict with Trust Indenture Act...... 62
 SECTION 10.11. Acceptance of Terms of Trust Agreement, Guarantee Agreement
                and Indenture............................................... 62


 Exhibit A         Certificate of Trust
 Exhibit B         Form of Common Securities Certificate
 Exhibit C         Form of Capital Securities Certificate
 Exhibit D         Form of Restricted Securities Certificate
 Exhibit E         Form of Unrestricted Securities Certificate
 Exhibit F         Notice of Conversion

         TRUST AGREEMENT, dated as of December 31, 1997, among (i) HSB Group, Inc., a Connecticut corporation (including any successors or assigns, the "Depositor"), (ii) The First National Bank of Chicago, a national banking association as property trustee (in such capacity, the "Property Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee, the "Bank"), (iii) First Chicago Delaware Inc., a Delaware corporation, as Delaware trustee (in such capacity, the "Delaware Trustee"), and (iv) Saul L. Basch, an individual, Roberta O'Brien, an individual, and Robert C. Walker, an individual, each of whose address is c/o HSB Group, Inc., One State Street, Hartford, Connecticut 06102 (each an "Administrative Trustee"), (the Property Trustee, the Delaware Trustee and the Administrative Trustees being referred to collectively as the "Issuer Trustees").


                                                    WITNESSETH

         WHEREAS, the Depositor and the Issuer Trustees hereby declare and create a business trust pursuant to the Delaware Business Trust Act by entering into this Trust Agreement, dated as of December 31, 1997 (the "Trust Agreement"), and by the execution of the Certificate of Trust by the Issuer Trustees and the filing of such Certificate of Trust with the Secretary of State of the State of Delaware on December 31, 1997, attached as Exhibit A; and

         WHEREAS, the Depositor and the Issuer Trustees desire to enter into this Trust Agreement to provide for, among other things, (i) the issuance and sale of the Common Securities by the Issuer Trust to the Depositor, (ii) the issuance and sale of the Capital Securities by the Issuer Trust pursuant to the Purchase Agreement, (iii) the acquisition by the Issuer Trust from the Depositor of all of the right, title and interest in the Debentures, and (iv) the appointment of the Property Trustee and certain additional Administrative Trustees;

         NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Holders, hereby enters into this Trust Agreement and agrees as follows:


                                    ARTICLE I

                                  DEFINED TERMS

         SECTION 1.1. Definitions.

         For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

         (b) All other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

         (c) The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

         (d) All accounting terms used but not defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles;

         (e) Unless the context otherwise requires, any reference to an "Article", a "Section" or an "Exhibit" refers to an Article, a Section or an Exhibit, as the case may be, of or to this Trust Agreement; and

         (f) The words "hereby", "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

         "Act" has the meaning specified in Section 6.8.

        "Additional Sums" has the meaning specified in Section 10.6 of the Indenture.

         "Administrative Trustee" means each Person appointed in accordance with
Section 8.20 solely in such Person's capacity as Administrative Trustee of the Issuer Trust heretofore created and continued hereunder and not in such Person's individual capacity, or any successor Administrative Trustee appointed as herein provided.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Bank" has the meaning specified in the preamble to this Trust Agreement.

         "Bankruptcy Event" means, with respect to any Person:

         (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

         (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

         "Bankruptcy Laws" has the meaning specified in Section 10.9.

         "Board of Directors" means the board of directors of the Depositor or the Executive Committee of the board of directors of the Depositor (or any other committee of the board of directors of the Depositor performing similar functions) or a committee designated by the board of directors of the Depositor (or any such committee), comprised of two or more members of the board of directors of the Depositor or officers of the Depositor, or both.

         "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in The City of New York are authorized by law or executive order to remain closed, or (c) a day on which the Property Trustee's corporate trust office or the corporate trust office of the Debenture Trustee is closed for business.

         "Capital  Securities   Certificate"  means  a  certificate   evidencing
ownership of Capital  Securities,  substantially in the form attached as Exhibit
C.

         "Capital Security" means an undivided beneficial interest in the assets of the Issuer Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution to the extent provided herein, and designated as Convertible Capital Securities, Series A.

          "Closing Date" means the date of execution and delivery of this Trust Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Common  Securities   Certificate"   means  a  certificate   evidencing
ownership of Common Securities, substantially in the form attached as Exhibit B.

         "Common Security" means an undivided beneficial interest in the assets of the Issuer Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution to the extent provided herein.

          "Common Stock" means common stock, no par value per share, of the Depositor.

         "Conversion Agent" has the meaning specified in Section 4.3.

         "Conversion Date" has the meaning specified in Section 4.3.

         "Conversion Price" has the meaning specified in Section 4.3.

         "Corporate Trust Office" means (i) when used with respect to the Property Trustee, the principal office of the Property Trustee located in Chicago, Illinois, and (ii) when used with respect to the Debenture Trustee, the principal office of the Debenture Trustee located in Chicago, Illinois.

         "Current Market Price", with respect to the Common Stock, means for any day the last reported sale price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange Composite Transactions Tape, or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange on such day, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, if the Common Stock is listed on a national securities exchange, or the Nasdaq National Market, or, if the Common Stock is not quoted or admitted to trading on such quotation system, on the principal quotation system on which the Common Stock may be listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available in such manner, as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors.

         "Debenture Event of Default" means any "Event of Default"  specified in
Section 5.1 of the Indenture.

         "Debenture Redemption Date" means, with respect to any Debentures to be redeemed as set forth under the Indenture, the date fixed for redemption of such Debentures under the Indenture.

         "Debenture Trustee" means the Person identified as the "Trustee" in the Indenture, solely in its capacity as Trustee pursuant to the Indenture and not in its individual capacity, or its successor in interest in such capacity, or any successor Trustee appointed as provided in the Indenture.

         "Debentures"  means  the  Depositor's  7.0%  Convertible   Subordinated
Deferrable Interest Debentures, issued pursuant to the Indenture.

         "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code ss. 3801 et seq., or any successor statute thereto, in each case as amended from time to time.

         "Delaware Trustee" means the Person identified as the "Delaware Trustee" in the preamble to this Trust Agreement, solely in its capacity as Delaware Trustee of the trust heretofore created and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor Delaware trustee appointed as herein provided.

          "Depositor" has the meaning specified in the preamble to this Trust Agreement.

         "Direct Action" has the meaning specified in Section 5.12(c).

         "Distribution Amount" means, with respect to any Trust Security and any Distribution period, the amount of Distributions payable in respect of such Distribution period, which amount shall be calculated by applying the Distribution Rate to the Liquidation Amount of each Trust Security Outstanding at the commencement of the Distribution period, by multiplying each such amount by the actual number of days in the Distribution period concerned (which actual number of days shall include the first day but exclude the last day of such Distribution period) divided by 360 and rounding the resultant figure upwards to the nearest cent (half a cent being rounded upwards). The determination of the Distribution Rate and the Distribution Amount by or on behalf of the Issuer Trust shall (in the absence of manifest error) be final and binding on all parties.

         "Distribution Date" has the meaning specified in Section 4.1(a).

         "Distribution period" means the period for payment on the Trust Securities set forth in Section 4.1(a).

         "Distribution Rate" means, with respect to any Distribution period, a rate per annum equal to the Interest Rate (as defined in and determined in accordance with the Indenture) with respect to the Interest Payment Date (as defined in the Indenture) that begins on the same date as such Distribution period begins and ends on the same date as such Distribution period ends.

          "Distributions"   means  amounts  payable  in  respect  of  the  Trust
Securities as provided in Section 4.1.

         "Early Termination Event" has the meaning specified in Section 9.2.

         "Event of Default" means any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a)  the occurrence of a Debenture Event of Default; or

                  (b) default by the Issuer Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days (subject to the deferral of any due date in the case of an Extension Period, as such term is defined in the Indenture); or

                  (c) default by the Issuer Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

                  (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in this Trust Agreement (other than those specified in clause (b) or (c) above) and continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Issuer Trustees by the Holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (e) the occurrence of a Bankruptcy Event with respect to the Property Trustee if a successor Property Trustee has not been appointed within 90 days thereof.

         "Expiration Date" has the meaning specified in Section 9.1.

         " Guarantee Agreement" means the Capital Securities Guarantee Agreement executed and delivered by the Depositor and The First National Bank of Chicago, as guarantee trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the Holders of the Capital Securities, as amended from time to time.

         "Holder" means a Person in whose name a Trust Security or Trust Securities are registered in the Securities Register; any such Person shall be a beneficial owner within the meaning of the Delaware Business Trust Act.

         "Issuer Trust" means the Delaware business trust known as "HSB Capital II", created on December 31, 1997, under the Delaware Business Trust Act pursuant to this Trust Agreement.

         "Issuer Trustees" means, collectively, the Property Trustee, the Delaware Trustee and the Administrative Trustees.

         "Indenture" means the Indenture, dated as of December 31, 1997, between the Depositor and the Debenture Trustee, as trustee, as amended or supplemented from time to time.

         "Investment Company Act" means the Investment Company Act of 1940, or any successor statute thereto, in each case as amended from time to time.

         "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

         "Like Amount" means (i) with respect to a redemption of Capital Securities, Capital Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Debentures to be contemporaneously redeemed in accordance with the Debentures, allocated to the Common Securities and to the Capital Securities based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of the Capital Securities and (ii) with respect to a distribution of Debentures to holders of Capital Securities in connection with a dissolution or liquidation of the Issuer Trust, Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities of the holder to whom such Debentures are distributed.

          "Liquidation Amount" means the stated amount of $1,000 per Trust Security.

         "Liquidation Date" means the date of the dissolution, winding-up or termination of the Issuer Trust pursuant to Section 9.4.

         "Liquidation Distribution" has the meaning specified in Section 9.4(d).

         "Majority in Liquidation Amount of the Capital Securities" means, except as provided by the Trust Indenture Act, Capital Securities representing more than 50% of the aggregate Liquidation Amount of all then Outstanding Capital Securities.

     "Notice of Conversion" means the notice given by a holder of Capital Securities to the Conversion Agent directing the Conversion Agent to exchange such Capital Security for Debentures and to convert such Debentures into Common Stock on behalf of such holder. Such notice is substantially in the form set forth in Exhibit F.

         "Officers' Certificate" means a certificate signed by the Chief Executive Officer, the President or one of the Senior Vice Presidents or Vice Presidents, and by the Treasurer, an Assistant Treasurer, the Corporate
Secretary or an Assistant Secretary, of the Depositor, and delivered to the Issuer Trustees. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

                  (a)  a  statement  by  each  officer   signing  the  Officers'
         Certificate that such officer has read the covenant or condition and the definitions relating thereto;

                  (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officers' Certificate;

                  (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for or an employee of the Depositor or any Affiliate of the Depositor.

         "Outstanding", when used with respect to Trust Securities, means, as of the date of determination, all Trust Securities theretofore executed and delivered under this Trust Agreement, except:

                  (a) Trust Securities theretofore canceled by the Property Trustee or delivered to the Property Trustee for cancellation;

                  (b) Trust Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent; provided that, if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

                  (c) Trust Securities that have been paid or in exchange for or in lieu of which other Capital Securities have been executed and delivered pursuant to Sections 5.4, 5.5 and 5.11;

provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Capital Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Capital Securities owned by the Depositor, any Issuer Trustee or any Affiliate of the Depositor or any Issuer Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Issuer Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Capital Securities that such Issuer Trustee knows to be so owned shall be so disregarded, and (b) the foregoing clause (a) shall not apply at any time when all of the Outstanding Capital Securities are owned by the Depositor, one or more of the Issuer Trustees and/or any such Affiliate. Capital Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative

Trustees the pledgee's right so to act with respect to such Capital Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

         "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.9 and shall initially be the Property Trustee.

         "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with the Bank in its trust department for the benefit of the Holders in which all amounts paid in respect of the Debentures will be held and from which the Property Trustee, through the Paying Agent, shall make payments to the Holders in accordance with Sections 4.1 and 4.2.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Plan" means an employee benefit or other plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Code.

         "Plan Asset Entity" means any Person whose underlying assets include "plan assets" by reason of any Plan's investment in such Person.

         "Property Trustee" means the Person identified as the "Property Trustee" in the preamble to this Trust Agreement, solely in its capacity as Property Trustee of the trust heretofore created and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

     "PTCE" means a U.S. Department of Labor Prohibited Transaction Class Exemption.

         "Purchase Agreement" means the Purchase Agreement, dated as of December 31, 1997, among the Issuer Trust, the Depositor and the Purchaser, as the same may be amended from time to time.

     "Purchaser"   means   Employers   Reinsurance   Corporation  and  ERC  Life
Reinsurance Corporation.

         "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Redemption Date and the stated maturity of the Debentures shall be a Redemption Date for a Like Amount of Trust Securities.

         "Redemption Price" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, plus the related amount of the premium, if any, paid by the Depositor upon the concurrent redemption of a Like Amount of Debentures.

         "Relevant Trustee" has the meaning specified in Section 8.10.

         "Restricted Capital Securities" means the Capital Securities and the Capital Securities Certificate, for which it is required pursuant to Section 5.4(c) to bear a Restricted Capital Securities Legend.

         "Restricted Capital Securities Legend" means a legend substantially in the form of the legend required in the form of Capital Securities Certificate set forth in Exhibit C to be placed upon a Restricted Securities Certificate.

     "Restricted Certificated Securities" has the meaning specified in Section 5.2.

         "Restricted  Securities  Certificate"  has  the  meaning  specified  in
Section 5.4(b) and is substantially in the form attached as Exhibit D.

     "Restricted  Securities  Legend"  has  the  meaning  specified  in  Section
5.13(a).

         "Rule 144" means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

         "Securities Act" means the Securities Act of 1933, and any successor statute thereto, in each case as amended from time to time.

         "Securities Act Legend" means a Restricted Securities Legend.

     "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.4(a).

         "Successor Capital Securities" of any particular Capital Securities Certificate means every Capital Securities Certificate issued after, and evidencing all or a portion of the same beneficial interest in the Issuer Trust as that evidenced by, such particular Capital Securities Certificate; and, for the purposes of this definition, any Capital Securities Certificate executed and delivered under Section 5.5 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Capital Securities Certificate shall be deemed to evidence the same beneficial interest in the Issuer Trust as the mutilated, destroyed, lost or stolen Capital Securities Certificate.

         "Trust Agreement" means this Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including (i) all Exhibits, and (ii) for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that if the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "Trust Property" means (a) the Debentures, (b) any cash on deposit in, or owing to, the Payment Account, and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.

          "Trust Securities Certificate" means any Common Securities Certificate or Capital Securities Certificate.

          "Trust Security" means any one of the Common Securities or the Capital Securities.

          "Unrestricted  Securities  Certificate"  has the meaning  specified in
Section 5.4(c).


                                   ARTICLE II

                        ESTABLISHMENT OF THE ISSUER TRUST

         SECTION 2.1. Name.

         The trust created hereby shall be known as "HSB Capital II", as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Issuer Trustees, in which name the Issuer Trustees (other than the Delaware Trustee) may conduct the business of the Issuer Trust, make and execute contracts and other instruments on behalf of the Issuer Trust and sue and be sued.

         SECTION 2.2. Office of the Delaware Trustee; Principal Place of
Business.

         The  address of the  Delaware  Trustee in the State of  Delaware is 300
King Street, Wilmington, DE 19801, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Holders, the Depositor, the Property Trustee and the Administrative Trustees. The principal executive office of the Issuer Trust is c/o HSB Group, Inc., One State Street, Hartford, Connecticut 06102, Attention: Corporate Secretary.

          SECTION 2.3. Initial Contribution of Trust Property; Organizational Expenses.

          It is the intention of the parties hereto that the Issuer Trust created hereby constitute a business trust under the Delaware Business Trust Act, and that this document constitutes the governing instrument of the Trust. The Trustee and the Delaware Trustee are hereby authorized and directed to execute and file a certificate of trust substantially in the form of Annex A with the Delaware Secretary of State in accordance with the provisions of the Delaware Business Trust Act. The Depositor shall pay organizational expenses of the Issuer Trust as they arise or shall, upon request of any Issuer Trustee, promptly reimburse such Issuer Trustee for any such expenses paid by such Issuer Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

         SECTION 2.4. Issuance of the Capital Securities.

         On the Closing Date, an Administrative Trustee, on behalf of the Issuer Trust, shall execute in accordance with Sections 5.2 and 5.3, cause to be authenticated, and deliver a Capital Securities Certificate registered in the name of the Purchaser, in an aggregate amount of 300,000 Capital Securities having an aggregate Liquidation Amount of $300,000,000, against receipt of an aggregate purchase price plus accumulated distributions from December 31, 1997 on such Capital Securities of $300,000,000, which amount such Administrative Trustee shall promptly deliver to the Property Trustee.

          SECTION 2.5. Issuance of the Common Securities; Subscription and Purchase of Debentures.

         Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Issuer Trust, shall execute in accordance with Section 5.2 and 5.3 and the Property Trustee shall deliver to the Depositor a Common Securities Certificate, registered in the name of the Depositor, evidencing an aggregate of 9,300 Common Securities having an aggregate Liquidation Amount of $9,300,000 against receipt of the aggregate purchase price of such Common Securities of $9,300,000 (plus accrued Distributions, if any), to the Property Trustee. Contemporaneously therewith, the Depositor shall issue and sell to the Issuer Trust, and the Issuer Trust shall purchase from the Depositor, Debentures having an aggregate principal amount equal to $309,300,000 registered in the name of the Property Trustee on behalf of the Issuer Trust and, in satisfaction of the purchase price for such Debentures, the Property Trustee, on behalf of the Issuer Trust, shall deliver to the Depositor the sum of $309,300,000 (plus accrued Distributions, if any) (being the sum of the amounts delivered to the Property Trustee pursuant to (i) the second sentence of Section 2.4, and (ii) the first sentence of this Section 2.5).

         SECTION 2.6. Declaration of Trust.

         The exclusive purposes and functions of the Issuer Trust are (a) to issue and sell Trust Securities and use the proceeds from such sale to acquire the Debentures, (b) to make Distributions to holders, and (c) to engage in only those activities necessary or incidental thereto. The Depositor hereby appoints the Issuer Trustees as trustees of the Issuer Trust, to have all the rights, powers and duties to the extent set forth herein, and the respective Issuer Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Issuer Trust and the Holders. The Administrative Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Issuer Trustees set forth herein, except as required by the Delaware Business Trust Act. The Delaware Trustee shall be one of the trustees of the Issuer Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Business Trust Act and for taking such actions as are required to be taken by a Delaware trustee under the Delaware Business Trust Act.

         SECTION 2.7. Authorization to Enter into Certain Transactions.

         (a) The Issuer Trustees shall conduct the affairs of the Issuer Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section 2.7, and in accordance with the following provisions (i) and (ii), the Property Trustee and the Administrative Trustees shall have the authority to enter into all transactions and agreements determined by the Property Trustee and Administrative Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to such Issuer Trustees, as the case may be, under this Trust Agreement, and to perform all acts in furtherance thereof, including the following:

                  (i) As among the Issuer Trustees, each Administrative Trustee, acting individually or jointly, shall have the power and authority to act on behalf of the Issuer Trust with respect to the following matters:

                           (A)  the issuance and sale of the Trust Securities;

                           (B) causing the Issuer Trust to enter into, and to execute, deliver and perform on behalf of the Issuer Trust, such agreements as may be necessary or desirable in connection with the purposes and function of the Issuer Trust;

                           (C) causing the Trust to assist in the qualifications
                  of this Trust Agreement as a trust indenture under the Trust Indenture Act;

                           (D) assisting in compliance with the duties and obligations of the Issuer Trust under the Securities Act and applicable state securities or blue sky laws and the Trust Indenture Act;

                           (E) assisting in the sending of notices (other than notices of default) and other information regarding the Trust Securities and the Debentures to the Holders in accordance with this Trust Agreement;

                           (F) consenting to the  appointment of a Paying Agent,
                  authenticating agent and Securities Registrar in accordance with this Trust Agreement (which consent shall not be unreasonably withheld);

                           (G) executing  the Trust  Securities on behalf of the
                  Issuer Trust in accordance with this Trust Agreement;

                           (H) executing and delivering closing certificates, if
                  any, pursuant to the Purchase Agreement and application for a taxpayer identification number for the Issuer Trust;

                           (I) unless otherwise determined by the Property Trustee or Holders of at least a Majority in Liquidation Amount of the Capital Securities or as otherwise required by the Delaware Business Trust Act or the Trust Indenture Act, executing on behalf of the Issuer Trust (either acting alone or together with any other Administrative Trustee) any documents that the Administrative Trustees have the power to execute pursuant to this Trust Agreement; and

                           (J) taking any action  incidental to the foregoing as
                  the Issuer Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement.

                  (ii) The Property Trustee shall have the power, duty and authority to act on behalf of the Issuer Trust with respect to the following matters:

                           (A)  establishing the Payment Account;

                           (B)  receiving the Debentures;

                           (C) collecting interest, principal and any other payments made in respect of the Debentures and the holding of such amounts in the Payment Account;

                           (D) distributing  through any Paying Agent of amounts
                  distributable   to  the   Holders  in  respect  of  the  Trust
                  Securities;

                           (E)  exercising   all  of  the  rights,   powers  and
                  privileges of a holder of the Debentures;

                           (F) sending notices of default and other  information
                  regarding the Trust Securities and the Debentures to the Holders in accordance with this Trust Agreement;

                           (G) distributing the Trust Property in accordance with the terms of this Trust Agreement;

                           (H) to the extent  provided in this Trust  Agreement,
                  winding up the affairs of and liquidating the Issuer Trust and preparing, executing and filing the certificate of cancellation with the Secretary of State of the State of Delaware;

                           (I) after an Event of Default (other than under paragraph (b), (c), (d) or (e) of the definition of such term if such Event of Default is by or with respect to the Property Trustee) taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and to protect and conserve the Trust Property for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder);

         (b) So long as this Trust Agreement remains in effect, the Issuer Trust (or the Issuer Trustees acting on behalf of the Issuer Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Issuer Trustees, acting in their capacity as such, shall not (i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Holders, except as expressly provided herein, (iii) take any action that would reasonably be expected to cause the Issuer Trust to become taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt, or (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Administrative Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Issuer Trust or the Holders in their capacity as Holders.

         (c) In connection with the issue and sale of the Capital Securities, the Depositor shall have the right and responsibility to assist the Issuer Trust with respect to, or effect on behalf of the Issuer Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

                  (i) the taking of any action necessary or desirable to sell the Capital Securities in a transaction or a series of transactions exempt from the registration requirements of the Securities Act;

                  (ii) the determination of the States, or other jurisdictions, if any, in which to take appropriate action to qualify or register for sale all or part of the Capital Securities and the determination of any and all such acts, other than actions that must be taken by or on behalf of the Issuer Trust, and the advice to the Issuer Trustees of actions they must take on behalf of the Issuer Trust, and the preparation for execution and filing of any documents to be executed and filed by the Issuer Trust or on behalf of the Issuer Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States in connection with the sale of the Capital Securities;

                  (iii) the negotiation of the terms of, and the execution and delivery of, the Purchase Agreement; and

                  (iv) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

         (d) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Issuer Trust and to operate the Issuer Trust so that the Issuer Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act, and will not be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes and so that the Debentures will be treated as indebtedness of the Depositor for United States Federal income tax purposes. In this connection, each Administrative Trustee and the Holder of the Common Securities are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that such Administrative Trustee or Holder of the Common Securities determines in its discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the Holders of the Outstanding Capital Securities. In no event shall the Issuer Trustees be liable to the Issuer Trust or the Holders for any failure to comply with this section that results from a change in law or regulation or in the interpretation thereof.

         SECTION 2.8. Assets of Trust.

         The assets of the Issuer Trust shall consist of the Trust Property.

         SECTION 2.9. Title to Trust Property.

         Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee in trust for the benefit of the Issuer Trust and the Holders in accordance with this Trust Agreement.


                                   ARTICLE III

                                 PAYMENT ACCOUNT

         SECTION 3.1. Payment Account.

         (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and its agents shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Holders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

         (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.


                                   ARTICLE IV

                      DISTRIBUTIONS; REDEMPTION; CONVERSION

         SECTION 4.1. Distributions.

         (a) The Trust Securities represent undivided beneficial interests in the Trust Property, and distributions ("Distributions"), comprised of (i) the Distribution Amount, (ii) any Additional Sums and (iii) and other payments in respect of the Debentures, will be made on the Trust Securities on the dates that payments of interest are made on the Debentures. Accordingly:

                  (i) Distributions on the Trust Securities shall be cumulative, and shall accumulate whether or not there are funds of the Issuer Trust available for the payment of Distributions. Distributions shall accumulate from December 31, 1997, and, except in the event (and to the extent) that the Depositor exercises its right to defer the payment of interest on the Debentures pursuant to the Indenture, shall be payable semi-annually in arrears on January 15 and July 15 of each year, commencing January 15, 1998. If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such next succeeding Business Day falls within the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on the date on which such payment was originally payable (each date on which distributions are payable in accordance with this Section 4.1(a)(i), a "Distribution Date").

                  (ii) The Trust  Securities  shall be entitled to Distributions
         (before giving effect to any Additional Sums) payable at the Distribution Rate multiplied by the Liquidation Amount of the Trust Securities. The amount of Distributions payable for any period will be computed on the basis of the actual number of days in the applicable Distribution period (which actual number of days shall include the first day but exclude the last day of such Distribution period) divided by 360. The period beginning on, and including, the date of original issuance, and ending on, but excluding, the first Distribution Date, and each successive period beginning on, and including, a Distribution Date, and ending on, but excluding, the next succeeding Distribution Date is herein called a "Distribution period"). The amount of Distributions payable for any period shall also include any Additional Sums, if any, so payable in respect of such period.

                  (iii) Distributions on the Trust Securities shall be made by the Property Trustee from the Payment Account and shall be payable on each Distribution Date only to the extent that the Issuer Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

         (b) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities at the close of business on the January 1 or July 1 (whether or not a Business Day) next preceding the relevant Distribution Date.

         (c) (i) The Issuer Trust shall cause the Distribution Rate, the Distribution Amount in respect of each Trust Security and the Distribution Date for each Distribution period to be notified to the Property Trustee, each Paying Agent appointed by the Issuer Trust and any securities exchange or automated quotation system on which the Trust Securities are listed or quoted and also to be notified to the Holders of the Trust Securities in accordance with the provisions of Section 10.8, in each case as soon as practicable after the determination thereof but in no event later than the second Business Day after the Determination Date in respect of such Distribution period.

                  (ii) All calculations of the Distribution Rate and the Distribution Amount by or on behalf of the Issuer Trust shall (in the absence of manifest error) be final and binding on all parties, and all certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this
Section 4.1(c) or the provisions of the Indenture relating to the calculation of the Interest Rate (as defined in the Indenture), shall (in the absence of willful default, bad faith or manifest error) be binding on the Issuer Trust, the Depositor, the Debenture Trustee and all of the Holders of the Trust Securities, and no liability shall (in the absence of willful default, bad faith or manifest error) attach to the Debenture Trustee in connection with the exercise or non-exercise by it of its powers, duties and discretions.

         SECTION 4.2. Redemption.

         (a) (i) On each Debenture Redemption Date and on the stated maturity of the Debentures, the Issuer Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

                  (ii) If at any time following a Conversion Date, less than five percent (5%) in principal amount of the Debentures originally issued by the Depositor remain outstanding, such Debentures are redeemable, at the option of the Depositor, in whole but not in part, at a Redemption Price equal to the aggregate principal amount thereof, and all accrued and unpaid interest; in such event, the proceeds from such redemption shall be applied to redeem the Outstanding Trust Securities.

                  (iii) In addition, the Issuer Trust will be required to redeem at the Redemption Price stated in Section 11.7 of the Indenture, the amount of Trust Securities that the Purchaser proposes to dispose or transfer, if subject to Section 5.4(b)(2)(E), the Depositor vetoes the Purchaser's choice of Person to whom the Purchaser desires to dispose or transfer such Securities.

                  (iv) Pursuant to Section 11.8 of the Indenture, the Depositor may be required to redeem all Outstanding Trust Securities at a Redemption Price stated in Section 11.8 of the Indenture.

         (b) Notice of redemption shall be given by the Property Trustee and the Conversion Agent by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Security Register. All notices of redemption shall state:

                  (i)  the Redemption Date;

                  (ii) the Redemption Price or if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, the estimate of the Redemption Price provided pursuant to (and as defined in) the Indenture together with a statement that it is an estimate and that the actual Redemption Price will be calculated on the third Business Day prior to the Redemption Date (and, if an estimate is provided, that a further notice shall be sent of the actual Redemption Price on the date on which such Redemption Price is calculated);

                  (iii) the CUSIP number or CUSIP numbers of the Capital Securities affected;

                  (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the aggregate Liquidation Amount of the particular Trust Securities to be redeemed;

                  (v) If the Capital Securities are convertible, (A) that a Holder of Capital Securities who desires to convert such Capital Securities called for redemption must satisfy the requirements for conversion contained in Section 4.3 below and (B) the Conversion Price;

                  (vi) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accumulate on and after such date, except as provided in Section 4.2(d) below; and

                  (vii) the place or places where the Trust Securities are to be surrendered for the payment of the Redemption Price.

         The Issuer Trust in issuing the Trust Securities may use "CUSIP" or "private placement" numbers (if then generally in use), and, if so, the Property Trustee shall indicate the "CUSIP" or "private placement" numbers of the Trust Securities in notices of redemption and related materials as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Trust Securities or as contained in any notice of redemption and related materials.

         (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

         (d) If the Property Trustee gives a notice of redemption in respect of any Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, subject to Section 4.2(c), the Property Trustee will, with respect to the Capital Securities, irrevocably deposit with the Paying Agent or Paying Agents, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give the Paying Agent or Paying Agents irrevocable instructions and authority to pay the Redemption Price to the Holders of the Capital Securities upon surrender of their Capital Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Holders holding Trust Securities so called for redemption will cease, except the right of such Holders to receive the Redemption Price and any Distribution payable in respect of the Trust Securities on or prior to the Redemption Date, but without interest, and such Securities will cease to be Outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by the Depositor pursuant to the Guarantee Agreement, Distributions on such Trust Securities will continue to accumulate, as set forth in Section 4.1, from the Redemption Date originally established by the Issuer Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

         (e) Subject to Section 4.3(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated pro rata to the Common Securities and the Capital Securities based upon the relative Liquidation Amounts of such classes. The particular Capital Securities to be redeemed shall be selected on a pro rata basis based upon their respective Liquidation Amounts not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Capital Securities not previously called for redemption, provided that, after giving effect to such redemption, no Holder shall hold Capital Securities with an aggregate Liquidation Amount of less than $1,000. The Property Trustee shall promptly notify the Securities Registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Capital Securities that has been or is to be redeemed.

         SECTION 4.3. Conversion. The Holders of Trust Securities, subject to the limitations set forth in this Section, shall have the right, at their option, to cause the Conversion Agent to convert Trust Securities, on behalf of the converting Holders, into shares of Common Stock in the manner described herein on and subject to the following terms and conditions:

                  (i) Subject to the receipt by the Purchaser and the Depositor of the appropriate Regulatory Approvals (as defined below) and the termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related regulations and published interpretations, the Trust Securities will be convertible into fully paid and nonassessable shares of Common Stock pursuant to the Holder's direction to the Conversion Agent to exchange such Trust Securities for a portion of the Debentures, and immediately convert such amount of Debentures into fully paid and nonassessable shares of Common Stock at an initial rate of 11.7647 shares of Common Stock for each Trust Security (which is equivalent to a conversion price of $85 per share of Common Stock), subject to certain adjustments set forth in the Indenture (as so adjusted, "Conversion Price"). "Regulatory Approvals" shall mean all necessary insurance regulatory and other filings and/or approvals and any licenses and permits, authorizations, consents, orders or approvals of, or registrations, declarations or filings with all regulatory bodies as may be required to be obtained or made with respect to either party in order to permit the parties to consummate the transactions contemplated hereby which are to be consummated on or prior to the Closing Date.

                  (ii) In order to convert Trust  Securities  into Common Stock, the Holder of such Trust Securities shall submit to the Conversion Agent an irrevocable Notice of Conversion, as set forth in Exhibit F, to convert Trust Securities on behalf of such Holder, together, with the certificates representing the Trust Securities. The Notice of Conversion shall (i) set forth the number of Trust Securities to be converted and the name or names, if other than the Holder, in which the shares of Common Stock should be issued and (ii) direct the Conversion Agent (a) to exchange such Trust Securities for a portion of the Debentures held by the Property Trustee (at the rate of exchange specified in the preceding paragraph) and (b) to immediately convert such Debentures, on behalf of such Holder, into Common Stock (at the conversion rate specified in the preceding paragraph). The Conversion Agent shall notify the Property Trustee of the Holder's election to exchange Trust Securities for a portion of the Debentures held by the Property Trustee and the Property Trustee shall, upon receipt of such notice, deliver to the Conversion Agent the appropriate principal amount of Debentures for exchange in accordance with this Section. The Conversion Agent shall thereupon notify the Depositor of the Holder's election to convert such Debentures into shares of Common Stock. Holders of Trust Securities at the close of business on a Distribution payment record date will be entitled to receive the Distribution paid on such Trust Securities on the corresponding Distribution Date notwithstanding the conversion of such Trust Securities following such record date but prior to such Distribution Date. Except as provided above, neither the Trust nor the Depositor will make, or be required to make, any payment, allowance or adjustment upon any conversion on account of any accumulated and unpaid Distributions whether or not in arrears accrued on the Trust Securities surrendered for conversion, or on account of any accumulated and unpaid dividends on the shares of Common Stock issued upon such conversion. Trust Securities shall be deemed to have been converted immediately prior to the close of business on the day on which an irrevocable Notice of Conversion relating to such Trust Securities is received by the Conversion Agent in accordance with the foregoing provision (the "Conversion Date"). The Person or Persons entitled to receive the Common Stock issuable upon conversion of the Debentures shall be treated for all purposes as the record holder or holders of such Common Stock on the date of conversion. As promptly as practicable on or after the Conversion Date, the Depositor shall issue and deliver at the office of the Conversion Agent a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same, unless otherwise directed by the Holder in the notice of conversion and the Conversion Agent shall distribute such certificate or certificates to such Person or Persons.

                  (iii) Each Holder of a Trust Security by its acceptance thereof initially appoints the Property Trustee, not in its individual capacity but solely as conversion agent (the "Conversion Agent") for the purpose of effecting the conversion of Trust Securities in accordance with this Section. In effecting the conversion and transactions described in this Section, the Conversion Agent shall be acting as agent of the Holders of Trust Securities directing it to effect such conversion transactions. The Conversion Agent is hereby authorized (i) to exchange Trust Securities from time to time for Debentures held by the Trust in connection with the conversion of such Trust Securities in accordance with this Section and (ii) to convert all or a portion of the Debentures into Common Stock and thereupon to deliver such shares of Common Stock in accordance with the provisions of this Section and to deliver to the Property Trustee any new Debenture or Debentures for any resulting unconverted principal amount delivered to the Conversion Agent by the Debenture Trustee.

                  (iv) No fractional shares of Common Stock will be issued as a result of conversion, but, in lieu thereof, such fractional interest will be paid in cash by the

         Depositor to the Conversion Agent in an amount equal to the Current Market Price of the fractional share of the Common Stock, and the Conversion Agent will in turn make such payment to the Holder or Holders of Trust Securities so converted.

                  (v) Nothing in this Section 4.3 shall limit the requirement of the Trust to withhold taxes pursuant to the terms of the Trust Securities or as set forth in this Agreement or otherwise required of the Property Trustee or the Trust to pay any amounts on account of such withholdings.

         SECTION 4.4. Subordination of Common Securities.

         (a) Payment of Distributions on, the Redemption Price of, and the Liquidation Distribution in respect of the Trust Securities, as applicable, shall be made, subject to Section 4.2(e), pro rata among the Common Securities and the Capital Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date, Redemption Date or Liquidation Date any Event of Default resulting from a Debenture Event of Default specified in Section 5.1(1) or 5.1(2) of the Indenture shall have occurred and be continuing, no payment of any Distribution on, Redemption Price of, or Liquidation Distribution in respect of any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all Outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Capital Securities then called for redemption, or in the case of payment of the Liquidation Distribution the full amount of such Liquidation Distribution on all Outstanding Capital Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, the Redemption Price of or the Liquidation Distribution in respect of the Capital Securities then due and payable.

         (b) In the case of the occurrence of any Event of Default resulting from any Debenture Event of Default, the Holder of the Common Securities shall have no right to act with respect to any such Event of Default under this Trust Agreement until the effects of all such Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until all such Events of Default under this Trust Agreement with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Capital Securities and not on behalf of the Holder of the Common Securities, and only the Holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

         SECTION 4.5. Payment Procedures.

         Payments of Distributions or of the Redemption Price, Liquidation Amount or any other amounts in respect of the Capital Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Holder of all the Common Securities.

         SECTION 4.6. Tax Returns and Reports.

         The Administrative Trustees shall prepare (or cause to be prepared), at the Depositor's expense, and file all United States Federal, state and local tax and information returns and reports required to be filed by or in respect of the Issuer Trust. In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared and filed) all Internal Revenue Service forms required to be filed in respect of the Issuer Trust in each taxable year of the Issuer Trust, and (b) prepare and furnish (or cause to be prepared and furnished) to each Holder all Internal Revenue Service forms required to be provided by the Issuer Trust. The Administrative Trustees shall provide the Depositor and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing. The Issuer Trustees shall comply with United States Federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Holders under the Trust Securities.

         SECTION 4.7. Payment of Taxes, Duties, Etc. of the Issuer Trust.

         Upon receipt under the Indenture of Additional Sums, the Property Trustee shall promptly pay any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Issuer Trust by the United States or any other taxing authority with respect to which such Additional Sums were paid.

         SECTION 4.8. Payments under Indenture or Pursuant to Direct Actions.

         Any amount payable hereunder to any Holder of Capital Securities shall be reduced by the amount of any corresponding payment such Holder has directly received pursuant to Section 5.9 of the Indenture or Section 5.12 of this Trust Agreement.


                                    ARTICLE V

                          TRUST SECURITIES CERTIFICATES

         SECTION 5.1. Initial Ownership.

         Upon the creation of the Issuer Trust and the contribution by the Depositor pursuant to Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are Outstanding, the Depositor shall be the sole beneficial owner of the Issuer Trust.

         SECTION 5.2. The Trust Securities Certificates.

          Unless otherwise set forth herein, a single Capital Securities Certificate representing the Capital Securities shall be issued to the Purchaser in the form of a definitive Capital Securities Certificate. A single Common Security Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate. The consideration received by the Trust for the issuance of the Trust Securities shall constitute a contribution to the capital of the Trust and shall not constitute a loan to the Trust.

         The Purchaser shall receive a Capital Securities Certificate bearing the Restricted Securities Legend ("Restricted Certificated Securities"). Restricted Certificated Securities shall include the Restricted Securities Legend unless removed in accordance with Section 5.4(c) hereof.

         The Trust Securities Certificates shall be executed on behalf of the Trust by manual or facsimile signature of at least one Administrative Trustee and authenticated by the Property Trustee. Trust Securities Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Issuer Trust, shall be validly issued and entitled to the benefit of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Section 5.4.

         SECTION 5.3. Execution and Delivery of Trust Securities Certificates.

         On the Closing Date, the Administrative Trustees shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.4 and 2.5, to be executed on behalf of the Issuer Trust and delivered to or upon the written order of the Depositor, executed by an authorized officer thereof, without further corporate action by the Depositor, in authorized denominations.

     SECTION  5.4.  Registration,   Transfer  and  Exchange  Generally;  Certain
Transfers and Exchanges; Securities Act Legends.

         (a) Registration, Transfer and Exchange Generally. The Administrative Trustees shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.8, a register or registers (the "Securities Register") in which the registrar and transfer agent with respect to the Trust Securities (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of the Capital Securities Certificate and (subject to Section 5.10) the Common Securities Certificate and of transfers and exchanges of the Capital Securities Certificate as herein provided. The Property Trustee is hereby appointed Securities

Registrar for the purpose of registering the Capital Securities Certificate and (subject to Section 5.10) the Common Securities Certificate and transfers and exchanges thereof as provided herein.

         Upon surrender for registration of transfer of the Capital Securities Certificate at the office or agency maintained pursuant to Section 5.8, the Administrative Trustees or any one of them shall execute and deliver to the Property Trustee, and the Property Trustee shall deliver, in the name of the designated transferee or transferees, one or more new Capital Securities Certificates in authorized denominations of a like aggregate Liquidation Amount and bearing such restrictive legends as may be required by this Trust Agreement, dated the date of execution by such Administrative Trustee or Trustees.

         At the option of the Holder, the Capital Securities Certificate may be exchanged for other Capital Securities Certificates of the same series of any authorized denominations, of like tenor and aggregate Liquidation Amount, bearing such restrictive legends as may be required by this Trust Agreement and bearing a number not contemporaneously Outstanding, upon surrender of the Capital Securities Certificate to be exchanged at such office or agency. Whenever any Capital Securities Certificate is so surrendered for exchange, the Administrative Trustees or any one of them shall execute and deliver to the Property Trustee, and the Property Trustee shall deliver, the Capital Securities Certificates that the Holder making the exchange is entitled to receive.

         All Capital Securities issued upon any transfer or exchange of Capital Securities shall evidence the same interest in the assets of the Issuer Trust, and be entitled to the same benefits under this Trust Agreement, as the Capital Securities surrendered upon such transfer or exchange.

         The Securities Registrar shall not be required, (i) to issue, register the transfer of or exchange any Capital Security during a period beginning at the opening of business 15 days before the day of selection for redemption of such Capital Securities pursuant to Article IV and ending at the close of business on the day of mailing of the notice of redemption, or (ii) to register the transfer of or exchange any Capital Security so selected for redemption in whole or in part, except, in the case of any such Capital Security to be redeemed in part, any portion thereof not to be redeemed.

         The Capital Securities Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to an Administrative Trustee and the Securities Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. The Capital Securities Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Property Trustee in accordance with its customary practice.

         No service charge shall be made for any registration of transfer or exchange of the Capital Securities Certificate, but the Issuer Trust may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Capital Securities Certificate.

         (b) Registration, Transfer, and Exchange. A Security may be transferred, in whole or in part, to a Person who takes delivery in the form of another Security, provided that the following provisions are met. When Capital Securities are presented to the Securities Registrar with a request: (1) to register the transfer of such Securities; or (2) to exchange such Securities for Capital Securities in an equal aggregate principal amount of Capital Securities of other authorized denominations, the Securities Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Capital Securities surrendered for transfer or exchange:

                           (A) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Property Trustee and the Securities Registrar, duly executed by the Purchaser or his attorney duly authorized in writing, delivered to the Depositor at least 30 Business Days before such intended transfer, and the Depositor shall not have delivered a written notice of objection to the Purchaser within 5 Business Days prior to the intended transfer, which notice of objection shall state whether the Depositor is objecting pursuant to subsection (D) or (E) below;

                           (B) in the case of Restricted  Securities,  are being
                  transferred pursuant to an applicable exemption from the Securities Act and are accompanied by the following additional information and documents: a Restricted Security Certificate, satisfactory to the Property Trustee and duly executed by the transferor Holder or his attorney duly authorized in writing, in the form attached hereto as Exhibit D (the "Restricted Securities Certificate") and an opinion of counsel (as described in subsection (c)(v) below) reasonably acceptable to the Depositor and to the Securities Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the transferee Holder shall take delivery in the form of a Restricted Security, subject to Section 5.4(c);

                           (C) shall be accompanied by a written  statement that
                  such transferee agrees to be bound by the terms and provisions of this Trust Agreement and the Purchase Agreement;

                           (D) shall be subject to the right of the Depositor to
                  veto the Purchaser's choice of such Person to whom the proposed transfer or disposition is to occur by giving notice of such objection to the Purchaser as described in (A) above; and

                           (E) shall, pursuant to Section 4.2(a)(iii), be subject to the right of the Depositor to cause the Issuer Trust to send out a notice of redemption to redeem at a Redemption Price specified in Section 11.7 of the Indenture, the Security or

                  Securities surrendered for transfer or exchange by giving notice of such objection to the Purchaser as described in (A) above.

         (c) Securities Act Legends. Except as set forth below, Certificated Capital Securities, their respective Successor Securities and a new Capital Security which is issued in exchange for another Capital Security or any portion thereof, upon transfer or otherwise, shall bear a Restricted Securities Legend as set forth in Section 5.11:

                  (i) at any time after the Capital Securities may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Capital Security which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Capital Security or any portion thereof which bears such a legend if the Depositor has received from the Purchaser an opinion of counsel as described in subsection (v) below and if the Property Trustee has received an Unrestricted Securities Certificate, in the form of Exhibit E hereto (an "Unrestricted Securities Certificate"), satisfactory to the Property Trustee and duly executed by the Holder of such legended Capital Security or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Property Trustee shall authenticate and deliver such a new Capital Security in exchange for or in lieu of such other Capital Security as provided in this Article 5;

                  (ii) a new Capital Security which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Capital Security or any portion thereof which also does not bear such a legend if, after the receipt by the Depositor of an opinion of counsel as described in subsection (v) below, in the Depositor's judgment, placing such a legend upon such new Capital Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Property Trustee, at the direction of the Depositor, shall authenticate and deliver such a new Capital Security as provided in this Article 5; and

                  (iii) the Purchaser agrees that it will not effect the proposed transfer or disposition of the Capital Security until such Purchaser has provided to the Depositor an opinion of counsel satisfactory in form and substance to the Depositor that such proposed disposition or transfer is exempt from registration under the Securities Act and any applicable state securities laws. The Depositor shall use its best efforts to comply with any state securities laws, but shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject.

         (d) Any purchaser or Holder of any Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (i) is not a Plan or a Plan Asset Entity and is not purchasing such Capital Securities on behalf of or with "plan assets" of any Plan, or (ii) is eligible for the exemptive relief available under PTCE 96-23, 95-

60, 91-38, 90-1 or 84-14 or another applicable exemption with respect to such purchase or holding. The Securities Registrar may, and if the Depositor shall so request, the Securities Registrar shall, before registering for transfer or exchange any Capital Securities Certificates as provided in Sections 5.2, 5.4 or
5.5 of this Trust Agreement, (A) require the purchaser or Holder of such Capital Securities Certificates to confirm that it either (x) is not a Plan, a Plan Asset Entity or a Person investing "plan assets" of any Plan or (y) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, and (B) if such purchaser or Holder does not provide such confirmation, require an Opinion of Counsel or other evidence satisfactory to the Depositor of the availability to such purchaser or Holder of another applicable exemption with respect to such purchase or holding.

     SECTION  5.5.  Mutilated,   Destroyed,  Lost  or  Stolen  Trust  Securities
Certificates.

         If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate, and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrative Trustees, or any one of them, on behalf of the Issuer Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities
Certificate under this Section 5.5, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section 5.5 shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Issuer Trust corresponding to that evidenced by the lost, stolen or destroyed Trust Securities Certificate, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

         SECTION 5.6. Persons Deemed Holders.

         The Issuer Trustees and the Securities Registrar shall each treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and none of the Issuer Trustees and the Securities Registrar shall be bound by any notice to the contrary.

         SECTION 5.7. Access to List of Holders' Names and Addresses.

         Each Holder and each Owner shall be deemed to have agreed not to hold the Depositor or the Issuer Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

         SECTION 5.8. Maintenance of Office or Agency.

         The Administrative Trustees shall maintain an office or offices or agency or agencies where Capital Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer Trustees in respect of the Trust Securities Certificates may be served. The Administrative Trustees initially designate HSB Group, Inc., One State Street, Hartford, Connecticut 06102 as its office and agency for such purposes. The Administrative Trustees shall give prompt written notice to the Depositor, the Property Trustee and to the Holders of any change in the location of the Securities Register or any such office or agency.

         SECTION 5.9. Appointment of Paying Agents.

         The Paying Agent or Agents shall make Distributions to Holders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account solely for the purpose of making the Distributions referred to above. The Administrative Trustees may revoke such power and remove the Paying Agent in its sole discretion. The Paying Agent shall initially be the Bank and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Depositor. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees and the Property Trustee. If the Bank shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company) that is reasonably acceptable to the Depositor to act as Paying Agent. Such successor Paying Agent or any additional Paying Agent shall execute and deliver to the Issuer Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Issuer Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Holders in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.1, 8.3 and 8.6 herein shall apply to the Bank also in its role as Paying Agent, for so long as the Bank shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

         SECTION 5.10. Ownership of Common Securities by Depositor.

         On the Closing Date, the Depositor shall acquire, and thereafter shall retain, beneficial and record ownership of the Common Securities. Neither the Depositor nor any successor Holder of the Common Securities may transfer less than all the Common Securities (except in connection with a redemption thereof), and the Depositor or any such successor Holder may transfer the Common Securities only (i) in connection with a consolidation or merger of the

Depositor into another corporation, or any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person, pursuant to Section 8.1 of the Indenture, or (ii) to the Depositor or an Affiliate of the Depositor in compliance with applicable law (including the Securities Act and applicable state securities and blue sky laws). To the fullest extent permitted by law, any attempted transfer of the Common Securities other than as set forth in the next proceeding sentence shall be void. The Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating substantially "THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO THE DEPOSITOR OR AN AFFILIATE OF THE DEPOSITOR IN COMPLIANCE WITH APPLICABLE LAW AND SECTION 5.10 OF THE TRUST AGREEMENT."

         SECTION 5.11. Restrictive Legends.

         The Capital Securities Certificate shall bear the following legend (the "Restricted Securities Legend") unless the Depositor determines otherwise in accordance with applicable law:

                  "THE CAPITAL SECURITIES EVIDENCED HEREBY, ANY CONVERTIBLE SUBORDINATED DEFERRABLE INTEREST DEBENTURES ISSUABLE HEREWITH AND THE COMMON STOCK ISSUABLE UPON THEIR CONVERSION HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN WHOLE OR IN PART (BUT IF IN PART, IN AMOUNTS NOT LESS THAN $10,000,000 IN PRINCIPAL AMOUNT) AND ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OR PURSUANT TO AN APPLICABLE EXEMPTION THEREFROM."

         SECTION 5.12. Rights of Holders; Waivers of Past Defaults.

         (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Holders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Issuer Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Issuer Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Holders against payment of the purchase price therefor will be fully paid and nonassessable by the Issuer Trust. The Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

         (b) For so long as any Capital Securities remain Outstanding, if, upon a Debenture Event of Default, the Debenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding Debentures fail to declare the principal of all of the Debentures to be immediately due and payable, the Holders of at least 25% in Liquidation Amount of the Capital Securities then Outstanding shall have the right to make such declaration by a notice in writing to the Property Trustee, the Depositor and the Debenture Trustee.

         At any time after a declaration of acceleration with respect to the Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Debenture Trustee as provided in the Indenture, if the Property Trustee fails to annul any such declaration and waive such default, the Holders of at least a Majority in Liquidation Amount of the Capital Securities, by written notice to the Property Trustee, the Depositor and the Debenture Trustee, may rescind and annul such declaration and its consequences if:

                  (i) the Depositor has paid or deposited with the Debenture Trustee a sum sufficient to pay:

                         (A) all overdue  installments of interest on all of the
                  Debentures,

                           (B) the  principal of (and  premium,  if any, on) any
                  Debentures that have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debentures, and

                           (C) all sums paid or advanced by the Debenture Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Debenture Trustee and the Property Trustee, their agents and counsel; and

                  (ii) all Events of Default with respect to the Debentures, other than the non-payment of the principal of the Debentures that has become due solely by such acceleration, have been cured or waived as provided in Section 5.13 of the Indenture.

         The Holders of at least a Majority in Liquidation Amount of the Capital Securities may, on behalf of the Holders of all the Trust Securities, waive any past default or Event of Default under the Indenture, except a default or Event of Default in the payment of principal or interest (unless such default or Event of Default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default or Event of Default in respect of a covenant or provision that under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture. No such rescission shall affect any subsequent default or impair any right consequent thereon.

         Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of any part of the Capital Securities, a record date shall be established for determining Holders of Outstanding Capital Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day that is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice that has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.12(b).

         (c) For so long as any Capital Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indenture, upon a Debenture Event of Default specified in Section 5.1(1) or 5.1(2) of the Indenture, any Holder of Capital Securities shall have the right to institute a proceeding directly against the Depositor, pursuant to
Section 5.9 of the Indenture, for enforcement of payment to such Holder of any amounts payable in respect of Debentures having an aggregate principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such Holder (a "Direct Action"). Except as set forth in Section 5.12(b) and this
Section 5.12(c), the Holders of Capital Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Debentures.

         (d) Except as otherwise provided in paragraphs (a), (b) and (c) of this
Section 5.12, the Holders of at least a Majority in Liquidation Amount of the Capital Securities may, on behalf of the Holders of all the Trust Securities, waive any past default or Event of Default and its consequences. Upon such waiver, any such default or Event of Default shall cease to exist, and any default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Trust Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.


                                   ARTICLE VI

                        ACTS OF HOLDERS; MEETINGS; VOTING

         SECTION 6.1. Limitations on Voting Rights.

         (a) Except as expressly provided in this Trust Agreement and in the Indenture and as otherwise required by law, no Holder of Capital Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Issuer Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Holders from time to time as partners or members of an association.

         (b) So long as any Debentures are held by the Property Trustee on behalf of the Issuer Trust, the Property Trustee shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Property Trustee with respect to the Debentures, (ii) waive any past default that may be waived under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a Majority in Liquidation Amount of the Capital Securities, provided, however, that where a consent under the Indenture would require the consent of each Holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Capital Securities. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of the Capital Securities, except by a subsequent vote of the Holders of the Capital Securities. The Property Trustee shall notify all Holders of the Capital Securities of any notice of default received with respect to the Debentures. In addition to obtaining the foregoing approvals of the Holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that such action shall not cause the Issuer Trust to be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes.

         (c) If any proposed amendment to the Trust Agreement provides for, or the Issuer Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Capital Securities, whether by way of amendment to the Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Issuer Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Capital Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a Majority in Liquidation Amount of the Capital Securities. Notwithstanding any other provision of this Trust Agreement, no amendment to this Trust Agreement may be made if, as a result of such amendment, it would cause the Issuer Trust to be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes.

         SECTION 6.2. Notice of Meetings.

         Notice of all meetings of the Holders of the Capital Securities, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.8 to each Holder of Capital Securities, at such Holder's registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

         SECTION 6.3. Meetings of Holders of the Capital Securities.

         No annual meeting of Holders is required to be held. The Administrative Trustees, however, shall call a meeting of the Holders of the Capital Securities to vote on any matter upon the written request of the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Capital Securities and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of the Holders of the Capital Securities to vote on any matters as to which such Holders are entitled to vote.

         The Holders of at least a Majority in Liquidation Amount of the Capital Securities, present in person or by proxy, shall constitute a quorum at any meeting of the Holders of the Capital Securities.

         If a quorum is present at a meeting, an affirmative vote by the Holders present, in person or by proxy, holding Capital Securities representing at least a majority of the aggregate Liquidation Amount of the Capital Securities held by the Holders present, either in person or by proxy, at such meeting shall constitute the action of the Holders of the Capital Securities, unless this Trust Agreement requires a greater number of affirmative votes.

         SECTION 6.4. Voting Rights.

         Holders shall be entitled to one vote for each $1,000 of Liquidation Amount represented by their Outstanding Trust Securities in respect of any matter as to which such Holders are entitled to vote.

         SECTION 6.5. Proxies, etc.

         At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Issuer Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Holders of record shall be entitled to vote. When Trust Securities are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

         SECTION 6.6. Holder Action by Written Consent.

         Any action that may be taken by Holders of Capital Securities at a meeting may be taken without a meeting if Holders holding at least a Majority in Liquidation Amount of the Capital Securities entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any other provision of this Trust Agreement) shall consent to the action in writing. Any action that may be taken by the Holder of all the Common Securities may be taken if such Holder shall consent to the action in writing.

         SECTION 6.7. Record Date for Voting and Other Purposes.

         For the purposes of determining the Holders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Holders or the payment of a distribution or other action, as the case may be, as a record date for the determination of the identity of the Holders of record for such purposes.

         SECTION 6.8. Acts of Holders.

         Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrative Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.1) conclusive in favor of the Issuer Trustees, if made in the manner provided in this Section 6.8.

         The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that any Issuer Trustee receiving the same deems sufficient.

         The ownership of Trust Securities shall be proved by the Securities Register.

         Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Trust Security shall bind every future Holder of the same Trust Security and the Holder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Issuer Trustees, the Depositor or the Issuer Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

         Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

         If any dispute shall arise among the Holders or the Issuer Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Holder or Issuer Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

         SECTION 6.9. Inspection of Records.

         Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Issuer Trust shall be open to inspection by Holders (and other Issuer Trustees) during normal business hours for any purpose reasonably related to such Holder's interest as a Holder (or such Issuer Trustee's service as a Trustee hereunder).


                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

     SECTION 7.1. Representations and Warranties of the Property Trustee and the Delaware Trustee.

         The Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Depositor and the Holders that:

         (a) the Property Trustee is a national banking association with trust powers, duly organized, validly existing and in good standing under the laws of the United States;

         (b) the Property Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

         (c) the Delaware Trustee is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and satisfies for the Issuer Trust the requirements of Section 3807(a) of the Delaware Business Trust Act;

         (d) the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

         (e) this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee and the Delaware Trustee and constitutes the valid and legally binding agreement of each of the Property Trustee and the Delaware Trustee enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

         (f) the execution, delivery and performance of this Trust Agreement have been duly authorized by all necessary corporate or other action on the part of the Property Trustee and the Delaware Trustee and do not require any approval of stockholders of the Property Trustee and the Delaware Trustee and such execution, delivery and performance will not (i) violate the Charter or By-laws of the Property Trustee or the Delaware Trustee, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee or the Delaware Trustee is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Property Trustee or the Delaware Trustee;

         (g) neither the authorization, execution or delivery by the Property Trustee or the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee or the Delaware Trustee, as the case may be, contemplated herein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing law of the United States or the State of Delaware governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee, appropriate in context; and

         (h) there are no proceedings pending or, to the best of each of the Property Trustee's and the Delaware Trustee's knowledge, threatened against or affecting the Property Trustee or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal that, individually or in the aggregate, would materially and adversely affect the Issuer Trust or would question the right, power and authority of the Property Trustee or the Delaware Trustee, as the case may be, to enter into or perform its obligations as one of the Issuer Trustees under this Trust Agreement.

         SECTION 7.2. Representations and Warranties of Depositor.

         The Depositor hereby represents and warrants for the benefit of the Holders that:

         (a) the Trust Securities Certificates issued on the Closing Date on behalf of the Issuer Trust have been duly authorized and will have been duly and validly executed, issued and delivered by the Issuer Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Holders will be, as of such date, entitled to the benefits of this Trust Agreement; and

         (b) there are no taxes, fees or other governmental charges payable by the Issuer Trust (or the Issuer Trustees on behalf of the Issuer Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by either Issuer Trustee of this Trust Agreement.


                                  ARTICLE VIII

                       THE ISSUER TRUSTEES; PAYING AGENTS

         SECTION 8.1. Certain Duties and Responsibilities.

         (a) The duties and responsibilities of the Issuer Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, subject to the Trust Indenture Act. Notwithstanding the foregoing, but subject to Section 8.1(c) and 8.1(e), no provision of this Trust Agreement shall require any of the Issuer Trustees to expend or risk its or their own funds or otherwise incur any financial liability in the performance of any of its or their duties hereunder, or in the exercise of any of its or their rights or powers, if it or they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it or them. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Issuer Trustees shall be subject to the provisions of this Section 8.1. Nothing in this Trust Agreement shall be construed to release an Administrative Trustee from liability for his or her own gross negligent action, his or her own gross negligent failure to act, or his or her own wilful misconduct. To the extent that, at law or in equity, an Issuer Trustee has duties and liabilities relating to the Issuer Trust or to the Holders, such Issuer Trustee shall not be liable to the Issuer Trust or to any Holder for such Issuer Trustee's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Issuer Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Holders to replace such other duties and liabilities of the Issuer Trustees.

         (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Holder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Issuer Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 8.1(b) does not limit the liability of the Issuer Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

         (c) If an Event of Default has occurred and is continuing, the Property Trustee shall enforce this Trust Agreement for the benefit of the Holders.

         (d) The Property Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Trust Agreement (including pursuant to Section 10.10), and no implied covenants shall be read into this Trust Agreement against the Property Trustee. If an Event of Default has occurred (that has not been cured or waived pursuant to Section 5.12), the Property Trustee shall exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (e) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

                  (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                           (A) the duties and obligations of the Property Trustee shall be determined solely by the express provisions of this Trust Agreement (including pursuant to Section 10.10), and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Agreement (including pursuant to Section 10.10); and

                           (B) in the  absence  of bad  faith on the part of the
                  Property Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Trust Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement.

                  (ii) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

                  (iii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of at least a Majority in Liquidation Amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

                  (iv) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Payment Account shall be to deal with such Property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

                  (v) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Depositor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section
         3.1 and except to the extent otherwise required by law; and

                  (vi) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of any other Issuer Trustee or the Depositor;

         (f) The Administrative Trustees shall not be responsible for monitoring the compliance by the Issuer Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall either Administrative Trustee be liable for the default or misconduct of any other Issuer Trustee or the Depositor. The Delaware Trustee shall not be responsible for monitoring compliance by the Property Trustee, the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Delaware Trustee be liable for the default or misconduct of any other Issuer Trustee or the Depositor.

         SECTION 8.2. Certain Notices.

         Within thirty (30) days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such Event of Default to the Holders and the Administrative Trustee, unless such Event of Default shall have been cured or waived.

         Within five Business Days after the receipt of notice of the Depositor's exercise of its right to defer the payment of interest on the Debentures, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such exercise to the Holders and the Administrative Trustees, unless such exercise shall have been revoked.

         The Property Trustee shall not be deemed to have knowledge of any Event of Default unless the Property Trustee shall have received written notice, or a Responsible Officer charged with the administration of this Trust Agreement shall have obtained actual knowledge, of such Event of Default.

         SECTION 8.3. Certain Rights of Property Trustee.

         Subject to the provisions of Section 8.1:

         (a) the Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) if (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action,
(ii) in construing any of the provisions of this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein, or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Holders of the Capital Securities are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting the Depositor's opinion as to the course of action to be taken and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Holders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or wilful misconduct;

         (c) any direction or act of the Depositor contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers' Certificate;

         (d) any direction or act of an Administrative Trustee contemplated by this Trust Agreement shall be sufficiently evidenced by a certificate executed by such Administrative Trustee and setting forth such direction or act;

         (e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or re-registration thereof;

         (f) the Property Trustee may consult with counsel (which counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

         (g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Holders pursuant to this Trust Agreement, unless such Holders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction; provided that, nothing contained in this Section 8.3(g) shall be taken to relieve the Property Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Trust Agreement;

         (h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Holders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

         (i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, provided that the Property Trustee shall be responsible for its own negligence, bad faith or wilful misconduct with respect to selection of any agent or attorney appointed by it hereunder;

         (j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders (which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action), (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions; and

         (k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement.

         No provision of this Trust Agreement shall be deemed to impose any duty or obligation on any Issuer Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which it shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to any Issuer Trustee shall be construed to be a duty.

         SECTION 8.4. Not Responsible for Recitals or Issuance of Securities.

         The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Depositor and the Issuer Trust, and the Issuer Trustees do not assume any responsibility for their correctness. The Issuer Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Debentures.

         The Property Trustee may conclusively assume that any funds held by it hereunder are legally available unless an officer of the Property Trustee assigned to its Corporate Trust division shall have received written notice from the Depositor, any Holder or any other Issuer Trustee that such funds are not legally available.

         SECTION 8.5. May Hold Securities.

         Any Issuer Trustee or any agent of any Issuer Trustee or the Issuer Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.8 and 8.13 and, except as provided in the definition of the term "Outstanding" in Article I, may otherwise deal with the Issuer Trust with the same rights it would have if it were not an Issuer Trustee or such agent.

         SECTION 8.6. Compensation; Indemnity; Fees.

         The Depositor agrees:

         (a) to pay to each Issuer Trustee and Paying Agent from time to time such reasonable compensation for all services rendered by them hereunder as may be agreed by the Depositor and such Issuer Trustee or Paying Agent, as the case may be, from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

         (b) except as otherwise expressly provided herein, to reimburse each Issuer Trustee and Paying Agent upon request for all reasonable expenses, disbursements and advances incurred or made by each Issuer Trustee and Paying Agent in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of their agents and counsel), except any such expense, disbursement or advance as may be attributable to their negligence, bad faith or wilful misconduct; and

         (c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Issuer Trustee, (ii) each Paying Agent, (iii) any Affiliate of any Issuer Trustee, (iv) any officer, director, shareholder, employee, representative or agent of any Issuer Trustee, and (v) any employee or agent of the Issuer Trust (referred to herein as an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or termination of the Issuer Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Issuer Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence, bad faith or wilful misconduct with respect to such acts or omissions.

         (d) to the fullest extent permitted by applicable law, the parties intend that Section 3561 of Title 12 of the Delaware Code shall not apply to the Issuer Trust and that compensation payable to any Issuer Trustee pursuant to this Section 8.6 not be subject to review by any court under Section 3560 of Title 12 of the Delaware Code or otherwise.

         The provisions of this Section 8.6 shall survive the termination of this Trust Agreement and the resignation or removal of any Issuer Trustee.

         No Issuer Trustee or Paying Agent may claim any Lien on any Trust Property as a result of any amount due pursuant to this Section 8.6.

         The Depositor, any Issuer Trustee (subject to Section 8.8(a)) and any Paying Agent may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Issuer Trust, and the Issuer Trust and the Holders of Trust Securities shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Issuer Trust, shall not be deemed wrongful or improper. Neither the Depositor, any Paying Agent nor any Issuer Trustee shall be obligated to present any particular investment or other opportunity to the Issuer Trust even if such opportunity is of a character that, if presented to the Issuer Trust, could be taken by the Issuer Trust, and the Depositor, any Issuer Trustee or any Paying Agent shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Issuer Trustee or Paying Agent may engage or be interested in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act as depository for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Depositor or its Affiliates.

     SECTION 8.7. Corporate Property Trustee Required; Eligibility of Issuer Trustees.

         (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is a national or state chartered bank and eligible pursuant to the Trust Indenture Act to act as such, and that has at the time of such appointment securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization and a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 8.7 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this
Section 8.7, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. At the time of appointment, the Property Trustee must have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization.

         (b) There shall at all times be one or more Administrative Trustees hereunder. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

         (c) There shall at all times be a Delaware Trustee hereunder. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware, or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law and that shall act through one or more persons authorized to bind such entity.

         SECTION 8.8. Conflicting Interests.

         (a) If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

         (b) The Guarantee Agreement and the Indenture shall be deemed to be specifically described in this Trust Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

         SECTION 8.9. Co-Trustees and Separate Trustee.

         Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, Depositor and the Administrative Trustees, by agreed action of the majority of them shall have power to appoint, and upon the written request of the Administrative Trustee and the Depositor shall for such purpose join with the Administrative Trustees in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 8.9. Any co-trustee or separate trustee appointed pursuant to this Section 8.9 shall either be (i) a natural person who is at least 21 years of age and a resident of the United States, or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity. If an Event of Default under the Indenture shall have occurred and be continuing, the Property Trustee alone shall have the power to make such appointment.

         Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor.

         Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

         (a) The Trust Securities shall be executed by one or more Administrative Trustees, and the Trust Securities shall be delivered by the Property Trustee, and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Property Trustee specified hereunder shall be exercised solely by the Property Trustee and not by such co-trustee or separate trustee.

         (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

         (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this
Section 8.9, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigning or removed may be appointed in the manner provided in this Section 8.9.


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




         (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

         (e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

         (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

         SECTION 8.10. Resignation and Removal; Appointment of Successor.

         No resignation or removal of any Issuer Trustee (the "Relevant Trustee") and no appointment of a successor Issuer Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Issuer Trustee in accordance with the applicable requirements of
Section 8.11.

         Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time by giving written notice thereof to the Holders. If the instrument of acceptance by the successor Issuer Trustee required by Section
8.11 shall not have been delivered to the Relevant Trustee within 60 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Depositor, any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

         Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by Act of the Holder of the Common Securities. If a Debenture Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time by Act of the Holders of a Majority in Liquidation Amount of the Capital Securities, delivered to the Relevant Trustee (in its individual capacity and, in the case of the Property Trustee, on behalf of the Issuer Trust). An Administrative Trustee may only be removed by the Holder of the Common Securities and may be so removed at any time.

         If any Issuer Trustee shall resign, be removed or become incapable of acting as Issuer Trustee, or if a vacancy shall occur in the office of any Issuer Trustee for any cause, at a time when no Debenture Event of Default shall have occurred and be continuing, the Holder of the Common Securities, by Act delivered to the retiring Issuer Trustee, shall promptly appoint a successor Issuer Trustee or Issuer Trustees, and such successor Issuer Trustee shall comply with the applicable requirements of Section 8.11. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when a Debenture Event of Default shall have occurred and be continuing, the Holders of Capital Securities, by Act of the Holders of a Majority in Liquidation Amount of the Capital Securities delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees, and such successor Issuer Trustee shall comply with the applicable requirements of Section 8.11. If an


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



Administrative Trustee shall resign, be removed or become incapable of acting as Administrative Trustee, at a time when a Debenture Event of Default shall have occurred and be continuing, the Holder of the Common Securities by Act delivered to the Administrative Trustee shall promptly appoint a successor Administrative Trustee or Administrative Trustees and such successor Administrative Trustee or Trustees shall comply with the applicable requirements of Section 8.11. If no successor Relevant Trustee shall have been so appointed by the Holder of the Common Securities or the Holders of a Majority in Liquidation Amount of the Capital Securities, as the case may be, and accepted appointment in the manner required by Section 8.11, any Holder who has been a Holder of Trust Securities for at least six months may, on behalf of such Holder and all others similarly situated, or any other Issuer Trustee, may petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

         The Property Trustee shall give notice of each resignation and each removal of an Issuer Trustee and each appointment of a successor Issuer Trustee to all Holders in the manner provided in Section 10.8 and shall give notice to the Depositor. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

         Notwithstanding the foregoing or any other provision of this Trust Agreement, if any Delaware Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of the remaining Administrative Trustees if there are at least two of them or
(b) otherwise by the Depositor (with the successor in either case being a Person who satisfies the eligibility requirement for the Delaware Trustee set forth in
Section 8.7).

         SECTION 8.11. Acceptance of Appointment by Successor.

         In case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Issuer Trust, and (b) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the Issuer Trust by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on request of the Issuer Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant

Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Issuer Trust.

         Upon request of any Issuer Trustee or any such successor Relevant Trustee, the retiring Relevant Trustee or the Issuer Trust, as the case may be, shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

         No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

     SECTION 8.12. Merger, Conversion, Consolidation or Succession to Business.

         Any Person into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person, succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided that such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

     SECTION 8.13. Preferential Collection of Claims Against Depositor or Issuer Trust.

         If and when the Property Trustee shall be or become a creditor of the Depositor or the Issuer Trust (or any other obligor upon the Capital
Securities), the Property Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or the Issuer Trust (or any such other obligor).

         SECTION 8.14. Property Trustee May File Proofs of Claim.

         In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Issuer Trust or any other obligor upon the Trust Securities or the property of the Issuer Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable and irrespective of whether the Property Trustee shall have made any demand on the Issuer Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

         (a) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

         (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

         Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 8.15. Reports by Property Trustee.

         (a) Not later than 60 days following May 15 of each year commencing with May 15, 1998, the Property Trustee shall transmit to all Holders in accordance with Section 10.8, and to the Depositor, a brief report dated as of the immediately preceding December 31 with respect to:

                  (i) its eligibility under Section 8.7 or, in lieu thereof, if to the best of its knowledge it has continued to be eligible under said Section, a written statement to such effect;

                  (ii) a statement  that the Property  Trustee has complied with all of its obligations under this Trust Agreement during the twelve-month period (or, in the case of the initial report, the period since the Closing Date) ending with such May 15 or, if the Property Trustee has not complied in any material respect with such obligations, a description of such noncompliance; and

                  (iii) any change in the property and funds in its possession as Property Trustee since the date of its last report and any action taken by the Property Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Trust Securities.

         (b) In addition the Property Trustee shall transmit to Holders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

         (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with each national stock exchange, the Nasdaq National Market or such other interdealer quotation system or self-regulatory organization upon which the Trust Securities are listed or traded, with the Commission and with the Depositor.

         SECTION 8.16. Reports to the Property Trustee.

         Each of the Depositor and the Administrative Trustees on behalf of the Issuer Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. The Depositor and the Administrative Trustees on behalf of the Issuer Trust shall annually file with the Property Trustee a certificate specifying whether such Person is in compliance with all of the terms and covenants applicable to such Person hereunder.

         SECTION 8.17. Evidence of Compliance with Conditions Precedent.

         Each of the Depositor and the Administrative Trustees on behalf of the Issuer Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to
Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

         SECTION 8.18. Number of Issuer Trustees.

         (a) The initial number of Issuer Trustees shall be five, provided that the Property Trustee and the Delaware Trustee may be the same Person if the Property Trustee satisfies the applicable requirements.

         (b) If an Issuer Trustee ceases to hold office for any reason, a vacancy shall occur. The vacancy shall be filled with an Issuer Trustee appointed in accordance with Section 8.10.

         (c)  The   death,   resignation,   retirement,   removal,   bankruptcy,
incompetence or incapacity to perform the duties of an Issuer Trustee shall not operate to annul, dissolve or terminate the Issuer Trust.

         SECTION 8.19. Delegation of Power.

         (a) Any Administrative Trustee, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 such Administrative Trustee's power for the purpose of executing any documents contemplated in Section 2.7(a), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

         (b) The Administrative Trustees shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Issuer Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Trust Agreement.

         SECTION 8.20. Appointment of Administrative Trustees.

         (a) The Administrative Trustees shall initially be Saul L. Basch, Roberta O'Brien and Robert C. Walker, and their successors shall be appointed by the Holder of all the Common Securities. The Administrative Trustees may resign or be removed by the Holder of all the Common Securities at any time. Upon any resignation or removal of an Administrative Trustee, the Depositor shall appoint a successor Administrative Trustee. If at any time there is no Administrative Trustee, the Property Trustee or any Holder who has been a Holder of Trust Securities for at least six months may petition any court of competent jurisdiction for the appointment of one or more Administrative Trustees.

         (b) Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with this Section 8.20, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

         (c) Notwithstanding the foregoing or any other provision of this Trust Agreement, if any Administrative Trustee who is a natural person dies or becomes, in the opinion of the Holder of all the Common Securities, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by the unanimous act of the remaining Administrative Trustees, if there were at least two of them prior to such vacancy, and by the Depositor, if there were not two such Administrative Trustees immediately prior to such vacancy (with the successor being a Person who satisfies the eligibility requirement for Administrative Trustees set forth in Section 8.7).


                                   ARTICLE IX

                       DISSOLUTION, LIQUIDATION AND MERGER

         SECTION 9.1. Dissolution Upon Expiration Date.



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



         Unless earlier dissolved, the Issuer Trust shall automatically dissolve on December 31, 2017 (the "Expiration Date"), and shall thereafter be terminated by filing a Certificate of Cancellation with the Secretary of State of the State of Delaware, following the distribution of the Trust Property in accordance with
Section 9.4.

         SECTION 9.2. Early Dissolution.

         The first to occur of any of the following events is an "Early Termination Event" upon the occurrence of which the Trust shall be dissolved:

         (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Holder of all the Common Securities;

         (b) the written direction to the Property Trustee from the Holder of all the Common Securities at any time to dissolve the Issuer Trust and to distribute the Debentures to Holders in exchange for the Capital Securities (which direction is optional and wholly within the discretion of the Holder of all the Common Securities);

         (c) the redemption or conversion of all of the Capital Securities in connection with the redemption or conversion of all the Debentures; and

         (d) the entry of an order for dissolution of the Issuer Trust by a court of competent jurisdiction.

         SECTION 9.3. Termination.

         The respective obligations and responsibilities of the Issuer Trustees and the Issuer Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Holders of all amounts required to be distributed hereunder upon the liquidation of the Issuer Trust pursuant to Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2; (b) the payment of any expenses owed by the Issuer Trust; and (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Issuer Trust or the Holders.

         SECTION 9.4. Liquidation.

         (a) If an Early Termination Event specified in clause (a), (b) or (d) of Section 9.2 occurs or upon the Expiration Date, the Issuer Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by Section 3808(e) of the Delaware Business Trust Act and any other applicable law, to each Holder a Like Amount of Debentures, subject to Section 9.4(d). Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid mailed not less than 30 nor more than 60 days prior to the


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



Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All such notices of liquidation shall:

                  (i)  state the Liquidation Date;

                  (ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures; and

                  (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Debentures, or if Section 9.4(d) applies receive a Liquidation Distribution, as the Property Trustee and the Administrative Trustees shall deem appropriate.

         (b) Except where Section 9.2(c) or 9.4(d) applies, in order to effect the liquidation of the Issuer Trust and distribution of the Debentures to Holders, the Property Trustee, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation
Date) and establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

         (c) Except where Section 9.2(c) or 9.4(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Debentures will be issued to Holders of Trust Securities Certificates, upon surrender of such Trust Securities Certificates to the exchange agent for exchange, (iii) any Trust
Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debentures bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Holders of Trust Securities Certificates with respect to such Debentures), and (iv) all rights of Holders holding Trust Securities will cease, except the right of such Holders to receive Debentures upon surrender of Trust Securities Certificates.

         (d) If, upon dissolution of the Trust, notwithstanding the other provisions of this Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practical, or if an Early Termination Event specified in clause (c) of
Section 9.2 occurs, the Trust Property shall be liquidated by the Property Trustee in such manner as the Property Trustee determines. In such event, in connection with the winding-up of the Issuer Trust, Holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to Holders, after satisfaction of liabilities to creditors of the Issuer Trust as provided by Section 3808(e) of the Delaware Business Trust Act and other applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the

"Liquidation Distribution"). If, upon any such winding up, the Liquidation Distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Issuer Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder of all the Common Securities will be entitled to receive Liquidation Distributions upon any such winding-up pro rata (determined as aforesaid) with Holders of Capital Securities, except that, if a Debenture Event of Default specified in Section 5.1(1) or 5.1(2) of the Indenture has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities as provided in Section 4.4.

     SECTION 9.5. Mergers, Consolidations, Amalgamations or Replacements of Issuer Trust.

         The Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except pursuant to this Section 9.5. The Issuer Trust may, at the request of the Holder of all the Common Securities and, with the consent of the Administrative Trustees, but without the consent of the Holders of the Outstanding Trust Securities, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Issuer Trust with respect to the Capital Securities, or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the Capital Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity possessing the same powers and duties as the Property Trustee is appointed to hold the Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization that then assigns a rating to the Capital
Securities, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Issuer Trust has received an opinion from independent counsel experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an "investment company" under the Investment Company Act, and (vii) the Depositor or its permitted successor or transferee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee Agreement. Notwithstanding the foregoing, the Issuer Trust shall not, except with the consent of holders of all of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be taxable as a corporation or classified as other than a grantor trust for United States Federal income tax purposes.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         SECTION 10.1. Limitation of Rights of Holders.

         Except as set forth in Section 9.2, the death, incapacity, dissolution, termination or bankruptcy of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to annul, dissolve or terminate this Trust Agreement, nor entitle the legal representatives, successors or heirs of such Person or any Holder for such person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         SECTION 10.2. Amendment.

         (a) This Trust Agreement may be amended from time to time by the Property Trustee, the Administrative Trustees and the Holder of the Common Securities, without the consent of the Delaware Trustee or any Holder of the Capital Securities, (i) to cure any ambiguity, correct or supplement any provision herein that may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, or (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Issuer Trust will not be taxable as a corporation or will be classified as a grantor trust for United States Federal income tax purposes at all times that any Trust Securities are Outstanding or to ensure that the Issuer Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in either case (i) or (ii) such action shall not adversely affect in any material respect the interests of the Delaware Trustee or any Holder.

         (b) Except as provided in Section 10.2(c) hereof, any provision of this Trust Agreement may be amended by the Property Trustee, the Administrative Trustees and the Holder of the Common Securities, without the consent of the Delaware Trustee, and with (i) the consent of Holders of at least a Majority in Liquidation Amount of the Capital Securities, and (ii) receipt by the Issuer Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not cause the Issuer Trust to be taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes or affect the Issuer Trust's exemption from status as an "investment company" under the Investment Company Act.

         (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Holder, this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date, or (ii) restrict the right of a Holder to institute suit for the enforcement of any such payment on or after such date; and notwithstanding any other provision herein, without the unanimous consent of the Holders, this paragraph (c) of this Section 10.2 may not be amended.

         (d) Notwithstanding any other provisions of this Trust Agreement, no Issuer Trustee shall enter into or consent to any amendment to this Trust Agreement that would cause the Issuer Trust to fail or cease to qualify for the exemption from status as an "investment company" under the Investment Company Act or to be taxable as a corporation or to be classified as other than a grantor trust for United States Federal income tax purposes.

         (e)  Notwithstanding  anything in this Trust Agreement to the contrary,
(i) without the consent of the Depositor and the Administrative Trustees, this Trust Agreement may not be amended in a manner that imposes any additional obligation on the Depositor or the Administrative Trustees, and (ii) without the consent of the Delaware Trustee, this Trust Agreement may not be amended in a manner that imposes any additional obligation on the Delaware Trustee.

         (f) In the event that any amendment to this Trust Agreement is made, the Administrative Trustees or the Property Trustee shall promptly provide to the Depositor a copy of such amendment.

         (g) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement that affects its own rights, duties or immunities under this Trust Agreement. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

         SECTION 10.3. Separability.

         In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 10.4. Governing Law.

         THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE HOLDERS, THE ISSUER TRUST, THE DEPOSITOR AND THE ISSUER TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS. THE PROVISIONS OF SECTION 3540 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THIS TRUST.

         To the fullest extent permitted by Delaware law, there shall not be applicable to the Issuer Trust, the Issuer Trustees or this Trust Agreement any provisions of law (whether statutory or common) of the State of Delaware pertaining to trusts (other than the Delaware Business Trust Act) that relate to or regulate in a manner inconsistent with the terms hereof (a) the filing with any court or governmental body or agent of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (c) the acquisition, holding or disposition of any property, (d) the allocation of receipts and expenditures between income and principal, (e) restrictions or limitation on the permissible nature, amount or concentration of trust investment or requirements relating to the titling, storage or other manner of holding or investing trust assets, or
(f) the establishment of fiduciary or other standards of responsibility or limitations on the acts or powers of trustees that are inconsistent (whether more or less restrictive) with this provision.

         SECTION 10.5. Payments Due on Non-Business Day.

         If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day (except as otherwise provided in Sections 4.1(a) and 4.2(d)), with the same force and effect as though made on the date fixed for such payment, and no Distributions shall accumulate on such unpaid amount for the period after such date.

         SECTION 10.6. Successors.

         This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Issuer Trust and any Issuer Trustee, including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under
Article VIII of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

         SECTION 10.7. Headings.

         The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

         SECTION 10.8. Reports, Notices and Demands.

         (a) Any report, notice, demand or other communication that by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Holder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Holder of Capital Securities, to such Holder as such Holder's name and address may appear on the Securities Register; and (b) in the case of the Holder of the Common Securities or the Depositor, to HSB Group, Inc., One State Street, Hartford, Connecticut 06102, Attention: Corporate Secretary, facsimile no.:
(860) 493-1038, or to such other address as may be specified in a written notice by the Holder of the Common Securities or the Depositor, as the case may be, to the Property Trustee. Such notice, demand or other communication to or upon a Holder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission. Such notice, demand or other communication to or upon the Depositor shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Depositor.

         (b) Any notice, demand or other communication that by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Issuer Trust or any Issuer Trustee may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of the Property Trustee to The First National Bank of Chicago, One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attention: Corporate Trust Services Division; (b) with respect to the Delaware Trustee, Attention: First Chicago Delaware Inc., 300 King Street, Wilmington, Delaware 19801, Attention:
Michael J. Majchrzak; (c) in the case of the Administrative Trustees, to them at the address above for notices to the Depositor, marked "Attention:
Administrative Trustees of HSB Capital II"; and (d) in the case of the Issuer Trust, to its principal executive office specified in Section 2.2, with a copy to each of the Property Trustee, the Delaware Trustee and the Administrative Trustees, or, in each such case, to such other address as may be specified in a written notice by the applicable Person to the Property Trustee, the Depositor and the Holders. Such notice, demand or other communication to or upon the Property Trustee, the Delaware Trustee, the Administrative Trustees or the Issuer Trust shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Property Trustee, the Delaware Trustee, such Administrative Trustees or the Issuer Trust, as the case may be.

         SECTION 10.9. Agreement Not to Petition.

         Each of the Issuer Trustees and the Depositor agree for the benefit of the Holders that, until at least one year and one day after the Issuer Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Issuer Trust under any bankruptcy, insolvency, reorganization or other similar law (including the United States Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Issuer Trust under any Bankruptcy Law. The Property Trustee and the Depositor agree, for the benefit of Holders, that if the Depositor or any Issuer Trustee takes action in violation of this
Section 10.9, then at the expense of the Depositor, the Property Trustee or Depositor, as the case may be, shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Issuer Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as counsel for the Issuer Trustees or the Issuer Trust may assert.

         SECTION 10.10. Trust Indenture Act; Conflict with Trust Indenture Act.

         (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required or deemed to be part of this Trust Agreement pursuant to the terms herein and shall, to the extent applicable, be governed by such provisions.

         (b) The Property Trustee shall be the only Issuer Trustee which is a trustee for the purposes of the Trust Indenture Act.

         (c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or excluded, as the case may be.

     SECTION 10.11. Acceptance of Terms of Trust Agreement, Guarantee Agreement and Indenture.

         THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A HOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT, THE GUARANTEE AGREEMENT AND THE INDENTURE, AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AGREEMENT AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE ISSUER TRUST,

SUCH HOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE ISSUER TRUST AND SUCH HOLDER AND SUCH OTHERS.

         This Trust Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement as of the day and year first above written.

                                 HSB GROUP, INC.
                                  as Depositor


                                 By: /s/ Saul L. Basch
                                 Name:  Saul L. Basch
                                 Title: Senior Vice President, Treasurer and
                                        Chief Financial Officer


                                 The First National Bank of Chicago
                                 as Property Trustee


                                 By: /s/ Melissa G. Weisman
                                 Name:   Melissa G. Weisman
                                 Title:  Vice President


                                 First Chicago Delaware Inc.
                                 as Delaware Trustee

                                 By: /s/ Melissa G. Weisman
                                 Name:  Melissa G. Weisman
                                 Title: Vice President

                                 HSB Capital II


                             By:  /s/ Saul L. Basch
                                  Name: Saul L. Basch
                                  as Administrative Trustee



                             By:  /s/ Roberta O'Brien
                                  Name:  Roberta O'Brien
                                  as Administrative Trustee



                             By:  /s/ Robert C. Walker
                                  Name:  Robert C. Walker
                                  as Administrative Trustee

                                                                    Exhibit A

                                               CERTIFICATE OF TRUST
                                                 OF HSB CAPITAL II

                  This Certificate of Trust of HSB Capital II (the "Trust"), dated as of December 31, 1997, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801 et seq.).

               1. NAME. The name of the business trust being formed hereby is HSB Capital II.

                  2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is: First Chicago Delaware Inc., 300 King Street, Wilmington, Delaware 19801.

                  3.  EFFECTIVE  DATE.  This   Certificate  of  Trust  shall  be
affective upon the filing of this Certificate of Trust.

                  IN WITNESS WHEREOF, the undersigned trustee of the Trust, has executed this Certificate of Trust as of the date first above written.



                              Name: Saul L. Basch
                              Title: Administrative Trustee



                              Name: Roberta O'Brien
                              Title: Administrative Trustee


                              Name:  Robert C. Walker
                              Title: Administrative Trustee


                              FIRST CHICAGO DELAWARE INC.,
                              as Delaware Trustee


                              By:
                              Name:  Melissa G. Weisman
                              Title: Vice President

                                                              Exhibit B








                     [Form of Common Securities Certificate]

       THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO THE DEPOSITOR OR AN
        AFFILIATE OF THE DEPOSITOR IN COMPLIANCE WITH APPLICABLE LAW AND
                      SECTION 5.10 OF THE TRUST AGREEMENT.

Certificate Number                               Aggregate Liquidation Amount

       C-1                                               $9,300,000

                  Certificate Evidencing Common Securities

                                   of

                             HSB Capital II

                       Convertible Common Securities
            (liquidation amount $1,000 per Common Security)

         HSB Capital II, a statutory business trust created under the laws of the State of Delaware (the "Issuer Trust"), hereby certifies that HSB GROUP, INC. (the "Holder") is the registered owner of Nine Thousand Three Hundred (9,300) common securities (aggregate Liquidation Amount Nine Million Three Hundred Thousand dollars ($9,300,000) of the Issuer Trust representing common undivided beneficial interests in the assets of the Issuer Trust and designated the Convertible Common Securities (liquidation amount $1,000 per Common Security) (the "Common Securities"). Except in accordance with Section 5.10 of the Trust Agreement (as defined below), the Common Securities are not transferable and any attempted transfer hereof other than in accordance therewith shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Trust Agreement of the Issuer Trust, dated as of December 31, 1997, as the same may be amended from time to time (the "Trust Agreement"), among HSB Group, Inc., a Delaware corporation, as Depositor, The First National Bank of Chicago, as Property Trustee, First Chicago Delaware, Inc., as Delaware Trustee, and the Administrative Trustees named therein, including the designation of the terms of the Common Securities as set forth therein. The Issuer Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

         Terms used but not defined herein have the meanings set forth in the Trust Agreement.

         IN WITNESS WHEREOF, one of the Administrative Trustees of the Issuer Trust has executed this certificate this 31st day of December, 1997.


                                       HSB CAPITAL II



                                       By:
                                       Name:
                                       Administrative Trustee






         TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

         This is one of the Securities referred to in the within-mentioned Trust Agreement


         THE FIRST NATIONAL BANK OF CHICAGO, as Property Trustee


         By:
               Name:
               Title:

                                                                       Exhibit C









                                     [Form of Capital Securities Certificate]

         THE CAPITAL SECURITIES EVIDENCED HEREBY, ANY CONVERTIBLE SUBORDINATED DEFERRABLE INTEREST DEBENTURES ISSUABLE HEREWITH AND THE COMMON STOCK ISSUABLE UPON THEIR CONVERSION HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN WHOLE OR IN PART (BUT IF IN PART, IN AMOUNTS NOT LESS THAN $10,000,000 IN PRINCIPAL AMOUNT) AND ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OR PURSUANT TO AN APPLICABLE EXEMPTION THEREFROM.

         NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THIS CAPITAL SECURITIES CERTIFICATE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER
APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING AND, IN THE CASE OF ANY PURCHASER OR HOLDER RELYING ON ANY EXEMPTION OTHER THAN PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14, HAS COMPLIED WITH ANY REQUEST BY THE DEPOSITOR OR THE ISSUER TRUST FOR AN OPINION OF COUNSEL OR OTHER EVIDENCE WITH RESPECT TO THE AVAILABILITY OF SUCH EXEMPTION. ANY PURCHASER OR HOLDER OF THIS CAPITAL SECURITIES CERTIFICATE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING HEREOF THAT IT EITHER (A) IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN, OR (B) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING.

Certificate Number                              Aggregate Liquidation Amount

     P-___                                              $300,000,000


                    Certificate Evidencing Capital Securities

                                       of

                                 HSB Capital II

                         Convertible Capital Securities
                (liquidation amount $1,000 per Capital Security)


     HSB Capital II, a statutory business trust created under the laws of the State of Delaware (the "Issuer Trust"), hereby certifies that [Name of Holder] (the "Holder") is the registered owner of Three Hundred Thousand (300,000) capital securities (aggregate Liquidation Amount Three Hundred Million dollars ($300,000,000)) of the Issuer Trust representing a preferred undivided beneficial interest in the assets of the Issuer Trust and designated the Convertible Capital Securities (liquidation amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Issuer Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Trust Agreement of the Issuer Trust, dated as of December 31, 1997, as the same may be amended from time to time (the "Trust Agreement"), among HSB Group, Inc., a Delaware corporation, as Depositor, The First National Bank of Chicago, as Property Trustee, First Chicago Delaware, Inc., as Delaware Trustee, and the Administrative Trustees named therein, including the designation of the terms of the Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement, dated as of December 31, 1997 (the "Guarantee Agreement"), entered into by HSB Group, Inc. and The First National Bank of Chicago, as guarantee trustee, to the extent provided therein. The Issuer Trust will furnish a copy of the Trust Agreement and the Guarantee Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

     IN WITNESS WHEREOF, one of the Administrative Trustees of the Issuer Trust has executed this certificate this 31st day of December, 1997.

                                       HSB CAPITAL II


                                       By:
                                       Name:
                                       Administrative Trustee






         TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

         This is one of the Securities referred to in the within-mentioned Trust Agreement


         THE FIRST NATIONAL BANK OF CHICAGO, as Property Trustee


         By:
               Name:
               Title:

                                                    ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security to:

     -------------------------------------------------------------

    (Insert assignee's social security or tax identification number)

    --------------------------------------------------------------

                (Insert address and zip code of assignee)


and irrevocably appoints
--------------------------------------------------------------------------

agent to transfer this Capital Securities Certificate on the books of the Issuer Trust. The agent may substitute another to act for him or her.

Date: ________________

Signature:________________________________________________________
(Sign exactly as your name appears on the other side of this Capital
 Security Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                                                         Exhibit D









                   [Form of Restricted Securities Certificate]


                        RESTRICTED SECURITIES CERTIFICATE

       (For transfers pursuant to Sections 5.4(b) of the Trust Agreement)


The First National Bank of Chicago
One First National Plaza, Suite 0126
Chicago, IL  60670-0126

Attention:  Corporate Trust Services Division

                  Re:      Convertible Capital Securities
                           of HSB Capital II (the "Securities")

                  Reference is made to the Trust Agreement, dated as of December 31, 1997 (the "Trust Agreement"), among HSB Group, Inc. (the "Company"), The First National Bank of Chicago as Property Trustee and the Administrative Trustees named therein. Terms used herein and defined in the Trust Agreement or under the U.S. Securities Act of 1933, as amended (the "Securities Act") are used herein as so defined.

                  This  certificate  relates to _________  shares of Securities,
which  are   evidenced  by  the   following   certificate(s)   (the   "Specified
Securities"):

                  CUSIP No(s). ________________________

                  CERTIFICATE No(s). __________________

                  The Person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner." Such Specified Securities are registered in the name of the Undersigned, as or on behalf of the Owner.

                  The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Restricted Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected only in compliance with the requirements of the Securities Act or pursuant to an applicable exemption therefrom. Such transfer is being effected in whole or in part, but if in part, in amounts not less than $10,000,000 in principal amount. The Owner also hereby certifies that it agrees to be bound by the terms and provisions of the Trust Agreement, including Section 5.4(b), and the other documents mentioned therein.

         This certificate and the statements contained herein are made for your benefit and benefit of the Trust and the Purchaser.

Dated:___________________________

         (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

         By:__________________________
                  Name:
                  Title:

         (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                                                                     Exhibit E

                  [Form of Unrestricted Securities Certificate]


                       UNRESTRICTED SECURITIES CERTIFICATE

(For removal of Securities Act Legends pursuant to Section 5.4(c))


The First National Bank of Chicago
One First National Plaza, Suite 0126
Chicago, IL  60670-0126

Attention:  Corporate Trust Services Division

Re:      Convertible Capital Securities of HSB Group, Inc. (the "Securities")

         Reference is made to the Trust Agreement, dated as of December 31, 1997 (the "Trust Agreement"), among HSB Group, Inc. (the "Company"), The First National Bank of Chicago as Property Trustee and the Administrative Trustees named therein. Terms used herein and defined in the Trust Agreement are used herein as so defined.

         This certificate relates to ___________ shares of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

         CUSIP No(s).  _____________________

         CERTIFICATE No(s). _______________

         The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner." The Specified Securities are registered in the name of the Undersigned as or on behalf of the Owner.

         The Owner has requested that the Specified Securities be exchanged for Securities bearing no Securities Act Legend pursuant to Section 5.4(c) of the Trust Agreement. In connection with such exchange, the Owner hereby certifies that the exchange is occurring after a holding period of at least two years (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Securities were last acquired from the Trust or from an affiliate of the Trust, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Trust. The Owner also acknowledges that any future transfers of the Specified

Securities must comply with all applicable securities laws of the states of the United States and other jurisdictions. The Owner also hereby certifies that it agrees to be bound by the terms and provisions of the Trust Agreement, including
Section 5.4(b), and the other documents mentioned therein.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Trust and the Purchaser.

Dated:
                  (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

                  By:
                           Name:
                           Title:

                  (If  the   Undersigned  is  a   corporation,   partnership  or
                  fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                                                                     Exhibit F

                                               NOTICE OF CONVERSION

To:       The First National Bank of Chicago
           as Property Trustee of
           HSB Capital II


                  The undersigned owner of these Capital Securities hereby irrevocably exercises the option to convert these Capital Securities, or the portion below designated, into Common Stock of HSB GROUP, INC. (the "HSB Common Stock") in accordance with the terms of the Trust Agreement (the "Trust Agreement"), dated as of December 31, 1997, by Saul L. Basch, Roberta O'Brien and Robert C. Walker, as Administrative Trustees, First Chicago Delaware Inc., as Delaware Trustee, The First National Bank of Chicago, as Property Trustee, HSB Group, Inc., as Depositor, and by the Holders, from time to time, of individual beneficial interests in the Trust to be issued pursuant to the Trust Agreement. Pursuant to the aforementioned exercise of the option to convert these Capital Securities, the undersigned hereby directs the Conversion Agent (as that term is defined in the Trust Agreement) to (i) exchange such Capital Securities for a portion of the Debentures (as that term is defined in the Trust Agreement) held by the Trust (at the rate of exchange specified in the terms of the Capital Securities set forth in the Trust Agreement) and (ii) immediately convert such Debentures on behalf of the undersigned, into HSB Common Stock (at the conversion rate specified in the terms of the Capital Securities set forth in the Trust Agreement).

                  The undersigned does also hereby direct the Conversion Agent that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

                  Any holder, upon the exercise of its conversion rights in accordance with the terms of the Trust Agreement and the Capital Securities, agrees to be bound by the terms of the Registration Rights Agreement relating to the HSB Common Stock issuable upon conversion of the Capital Securities.

Date: ____________, ____

         in whole __                        in part __

                                            Number of Capital
                                            Securities to be converted:
                                            -------------------


                                                     If a name  or  names  other
                                                     than    the    undersigned,
                                                     please   indicate   in  the
                                                     spaces  below  the  name or
                                                     names in which  the  shares
                                                     of HSB Common  Stock are to
                                                     be  issued,  along with the
                                                     address  or   addresses  of
                                                     such person or persons









                         Signature (for conversion only)

                               Please Print or Typewrite Name and Address,
                               Including Zip Code, and Social Security or Other Identifying Number





                                            Signature Guarantee:*

--------------------------------------
* (Signature must be guaranteed by an institution which is a member of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee programs acceptable to the
         Trustee.)

0148490.06-01S7a
                                                   F-2